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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMAG PHARMACEUTICALS, INC.
1100 Winter Street
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2016

        The 2016 Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc. (the "Annual Meeting") will be held at the offices of AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451 on Thursday, May 19, 2016, at 9:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect the eight nominees nominated by our Board of Directors named herein to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

  (2)
  To approve the Second Amendment to the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 780,000 shares;

  (3)
  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of eight directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any of our stockholders.

        Only stockholders of record at the close of business on March 31, 2016, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the enclosed proxy card, or by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

By Order of the Board of Directors,

Joseph D. Vittiglio Secretary

Waltham, Massachusetts
April 15, 2016

        Whether or not you expect to attend the Annual Meeting, please promptly complete your proxy by Internet, telephone or mail as indicated above in order to assure representation of your shares. If completing a proxy by mail, no postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, custodian or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2016 at 9:00 a.m. at the offices of AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451:

This Proxy Statement and Notice, the Proxy Card, and AMAG's 2015 Annual Report to Stockholders and any other proxy materials are available free of charge at www.amagpharma.com under the heading "Investors."

AMAG PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

AMAG PHARMACEUTICALS, INC.
1100 Winter Street
Waltham, Massachusetts 02451

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The Annual Meeting

        Our Board of Directors (the "Board") is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc. (the "Annual Meeting") to be held at the offices of AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451 on Thursday, May 19, 2016, at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. Directions to the meeting location are available at the website of AMAG Pharmaceuticals, Inc. at http://www.amagpharma.com/us/directions. This Proxy Statement explains the agenda, voting information and procedures for the Annual Meeting. Please read it carefully. This Proxy Statement and the accompanying proxy card were first mailed to our stockholders on or about April 15, 2016.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders: (1) to elect the following eight nominees, nominated by our Board, to serve as directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier resignation or removal: William K. Heiden, Barbara Deptula, John A. Fallon, M.D., Robert J. Perez, Lesley Russell, MB.Ch.B., MRCP, Gino Santini, Davey S. Scoon and James R. Sulat; (2) to approve the Second Amendment to the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan (such plan, the "Equity Incentive Plan" and such amendment, the "Plan Amendment") to, among other things, increase the number of shares of our common stock available for issuance thereunder by 780,000 shares; (3) an advisory vote on the compensation of our named executive officers; and (4) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc. Any reference in this Proxy Statement to information found on our website, www.amagpharma.com does not incorporate such information by reference into this Proxy Statement.

Who Is Entitled To Attend And Vote At The Annual Meeting?

        Only stockholders of record at the close of business on March 31, 2016, the record date (the "Record Date") for the Annual Meeting, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 34,568,568 shares of common stock outstanding and entitled to vote.

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy.

        If on the Record Date your shares were held through a broker, bank, custodian or other nominee (each, a "Nominee"), then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that Nominee. Only your Nominee can vote your shares, but you have the right to give specific instructions to your Nominee regarding how to vote your shares at the Annual Meeting. Please follow the instructions for voting by proxy provided by your Nominee. You are also invited to attend the Annual Meeting.

How Many Votes Do I Have?

        Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How Do I Vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy by following the instructions on the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone or Internet as instructed in the enclosed proxy card, or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. Positive identification will be required to vote your shares in person.

        If you are a beneficial owner of shares registered in the name of your Nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply follow the instructions for voting provided by your Nominee to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your Nominee, to attend the meeting you must bring an account statement or letter from your Nominee indicating that you were the beneficial owner of the shares on the Record Date for voting at the Annual Meeting. To vote your shares in person, you must obtain a legal proxy from your Nominee and provide it along with positive identification.

        The persons named as attorneys-in-fact in the enclosed proxy card, William K. Heiden, Frank E. Thomas and Joseph D. Vittiglio, were selected by the Board and are officers of AMAG. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified in such proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR each of the director nominees identified in Proposal 1, FOR Proposal 2 (the adoption of the Plan Amendment), FOR Proposal 3 (the advisory vote on the compensation of our named executive officers) and FOR Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP).

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by proxy will be voted in accordance with the judgment of the persons named in such proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

How Many Votes Are Required To Approve Each Proposal?

        For Proposal 1, the election of eight directors, each nominee shall be elected as a director if the votes cast for such nominee's election exceed the votes cast against such nominee's election (i.e., a majority of the votes cast). Our Corporate Governance Guidelines provide that if an incumbent director is not elected by a majority of votes cast, the Governance and Risk Committee (formerly referred to as the Nominating and Corporate Governance Committee) shall promptly consider his or her resignation, and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance and Risk Committee's recommendation within 30 days following certification of the stockholder vote.

        For each of Proposal 2 (the adoption of the Plan Amendment), Proposal 3 (the advisory vote on the compensation of our named executive officers), and Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP) the vote of the holders of at least a majority of shares of common stock present or represented and voting on the matter at the Annual Meeting is required for approval (i.e., a majority of the votes cast). Proposal 4 is considered a routine matter and Nominees therefore have discretionary voting power as to Proposal 4. For non-routine matters, broker non-votes (discussed below) are not considered to have been voted "For" or "Against" a particular proposal and therefore have no effect on Proposals 1, 2 or 3 (there will not be any broker non-votes with respect to Proposal 4). Similarly, abstentions are not counted as voting on a matter and thus will have no effect on any of the Proposals.

        When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, our Charter or our by-laws. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What Does It Mean If I Receive More Than One Proxy Card?

        If you receive more than one proxy card, your shares may be registered in more than one name or are registered in different accounts. Please complete, sign, date, and return all proxy cards or vote by Internet or telephone as instructed on such proxy cards to be sure that all of your shares are voted.

Can I Change My Vote After I Deliver My Proxy?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

  •
  Duly completing a later-dated proxy relating to the same shares and delivering it before the taking of the vote at the Annual Meeting.

  •
  Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities.

  •
  Delivering written notice to us before the taking of the vote at the Annual Meeting that you are revoking your proxy. Such notice should be sent to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary.

  •
  Attending the Annual Meeting and voting in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If you wish to revoke a delivered proxy and your shares are held by a Nominee, you should follow the revocation instructions provided by that Nominee.

What Are "Broker Non-Votes" And What Discretion Does My Broker Have To Vote My Shares Held In "Street Name"?

        Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Nominee holding the shares. Under national securities exchange rules, if the beneficial owner does not provide voting instructions, the Nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. A broker non-vote occurs when a Nominee holding the shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the Nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote such shares.

        Proposal 4, the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, is the only routine matter included in this Proxy Statement. Pursuant to applicable stock exchange rules, (a) the election of directors, (b) the approval of the Plan Amendment, and (c) the advisory vote on compensation paid to our named executive officers are considered non-routine matters. For non-routine matters, brokers do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. If you hold your shares in street name, we strongly encourage you to submit your proxy by following the instructions provided by your Nominee and exercise your right to vote as a stockholder as promptly as possible.

What Constitutes A Quorum At The Annual Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the Annual Meeting, either in person or represented by proxy. On the Record Date, there were 34,568,568 shares of our common stock outstanding and entitled to vote.

        Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Annual Meeting, present in person or represented by proxy may adjourn the meeting to another date.

What Materials Should I Be Receiving In Connection With The Annual Meeting?

        Our Annual Report, including audited financial statements for the year ended December 31, 2015, is being mailed to you along with this Proxy Statement and Notice. This Proxy Statement and the accompanying Notice and proxy card were first mailed to our stockholders on or about April 15, 2016.

        This Proxy Statement and Notice, the Proxy Card, and AMAG's 2015 Annual Report to Stockholders and any other proxy materials are also available free of charge at www.amagpharma.com under the heading "Investors."

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice and Proxy Statement and Annual Report. To request individual copies of any of these materials for each stockholder in your household, please contact our Investor Relations Department at (617) 498-3300 or AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, Attention: Investor Relations. We will deliver copies of the Notice and Proxy Statement and/or Annual Report promptly following your written or oral request. You may also contact Broadridge Investor Communications Solutions, Inc. ("Broadridge") or your bank, broker or other custodian to request individual copies of any of these materials for each stockholder in your household. To ask that only one copy of any of these materials be mailed to your household, please contact your broker. For additional details on this practice (referred to as "householding") please see the discussion below under "Delivery of Documents to Stockholders Sharing an Address."

How Are We Soliciting Proxies And Tabulating Votes?

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone, e-mail and in-person conversations. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        Votes will be tabulated by Broadridge.

How Can I Find Out The Results Of The Voting At The Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When Are Stockholder Proposals And Director Nominations Due For Next Year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, stockholder proposals (other than director nominations, which can only be submitted as described below) must be submitted in writing to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary and must be received by us no later than December 16, 2016. Proposals must satisfy the requirements and procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        If you wish to nominate a director or submit a proposal for consideration at our 2017 annual meeting of stockholders, you must submit such nomination or proposal in writing to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Such nomination or proposal must be received by us no earlier than January 19, 2017 and no later than February 18, 2017 and must satisfy the requirements described in our by-laws. For additional details, please see the discussion below under "Stockholder Proposals."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2015, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2015, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2015, except that Mr. Geoffrey Crouse's Form 3 was filed after the report's due date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise noted, the following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2016 by the following persons:

  •
  Each person known by us to beneficially own more than 5% of our common stock;

  •
  Each of our directors and nominees for director;

  •
  Each of our named executive officers listed in the "Summary Compensation Table" included in this Proxy Statement; and

  •
  All of our current directors and executive officers as a group.

        "Beneficial ownership" is determined in accordance with the rules of the SEC and includes voting and investment power with respect to those shares. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units ("RSUs") held by the respective person or group that will vest or which may be settled within 60 days of March 31, 2016 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 31, 2016. These stock options and RSUs shall be deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned by such person or group but shall not be deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned by any other person or group.

Name and Address of Beneficial Owner(2)	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	5,205,588	15.1%
BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10022	3,872,077	11.2%
Putnum Investments LLC(5) One Post Office Square Boston, Massachusetts 02109	3,795,233	11.0%
Palo Alto Investors, LLC(6) 470 University Avenue Palo Alto, California 94301	2,836,483	8.2%
Janus Capital Management LLC(7) 151 Detroit Street Denver, Colorado 80206	2,655,117	7.7%
Adage Capital Partners, L.P.(8) 200 Clarendon Street, 52nd Floor Boston, Massachusetts 02116	2,601,807	7.5%
The Vanguard Group(9) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,399,846	6.9%
Westfield Capital Management Company, LP(10) 1 Financial Center Boston, Massachusetts 02111	1,827,052	5.3%
State Street Corporation(11) State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	1,755,067	5.1%

Name and Address of Beneficial Owner(2)	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
D.E. Shaw & Co., L.P(12) 1166 Avenue of the Americas, 9th Floor New York, New York 10036	1,743,240	5.0%
William K. Heiden(13)	435,951	1.2%
Frank E. Thomas(14)	136,888	*
Davey S. Scoon(15)	50,741	*
Robert J. Perez(16)	46,397	*
Lesley Russell, MB. Ch.B., MRCP(17)	37,930	*
Gino Santini(18)	35,922	*
Barbara Deptula(19)	21,572	*
James R. Sulat(20)	17,506	*
John A. Fallon, M.D.(21)	17,194	*
Geoffrey Crouse	3,901	*
Scott A. Holmes	325	*
Joseph D. Vittiglio	—	*
Julie Krop, M.D.	—	*
Kenneth Wilson	—	*
All current directors and executive officers as a group (13 persons)(22)	800,101	2.3%

*
Less than 1%.

(1)
Certain RSU award agreements provide, with certain exceptions, that if a vesting date occurs during a blackout period where the awardee is precluded from selling shares of our common stock, the receipt of the underlying shares will generally be deferred until the expiration of such blackout period, which may be longer than 60 days. We have assumed for purposes of reporting beneficial ownership that no blackout period will cause any shares issuable under vested but unsettled RSUs to be deferred more than 60 days from March 31, 2016 and have therefore included such shares in the respective awardee's beneficial ownership figures.

(2)
Unless otherwise indicated, to our knowledge, each stockholder referred to above has sole voting and dispositive power with respect to the shares indicated, and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. Applicable percentage ownership is based upon 34,568,568 shares of common stock outstanding as of March 31, 2016.

(3)
Reflects shares beneficially owned by each of FMR LLC and Abigail P. Johnson. Each of FMR LLC and Abigail P. Johnson has sole voting power with respect to none of such shares, has shared voting power with respect to none of such shares and has sole dispositive power over all 5,205,588 shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC. The power to vote the shares resides with the funds' Boards of Trustees. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 12, 2016.

(4)
BlackRock, Inc. has sole voting power with respect to 3,789,430 of such shares and shared voting power with respect to none of such shares. We have relied solely on information supplied by the reporting person on a Schedule 13G/A filed with the SEC on March 10, 2016.

(5)
Reflects shares beneficially owned by Putnam Investments, LLC d/b/a Putnam Investments ("PI"). Putnam Investment Management, LLC ("PIM") and Putnam Advisory Company, LLC ("PAC") are two registered investment advisors which are wholly owned by PI. PIM is the beneficial owner of 3,578,140 shares, all of which it has sole dispositive power, and has sole voting power with respect to 8,905 shares. PAC is the beneficial owner of 217,093 shares, all of which it has sole dispositive power, and has sole voting power with respect to 168,670 shares. As part of the Putnam Family of Funds, and the 3,578,140 shares held by PIM, the Putnam Voyager Fund held 2,098,335 shares, over which it has sole voting and dispositive power. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 16, 2016.

(6)
Reflects shares beneficially owned by Patrick Lee, M.D., Palo Alto Investors, LLC, and Anthony Joonkyoo Yun, M.D. Palo Alto Investors, LLC is the general partner and investment adviser of Palo Alto Healthcare Master Fund II, L.P. Palo Alto Healthcare Master Fund II, L.P., with an address of c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, P.O. Box 31106, Grand Cayman, Cayman Islands, is the beneficial owner of 1,623,619 of the shares. Dr. Lee and Dr. Yun each co-manage Palo Alto Investors, LLC and have shared voting and dispositive power, along with Palo Alto Investors, LLC with respect to 2,835,792 shares. Dr. Lee has sole voting and dispositive power with respect to 691 shares. Palo Alto Healthcare Master Fund II, L.P. has shared voting and dispositive power with respect to 1,623,619 of the shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 16, 2016.

(7)
We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on February 16, 2016.

(8)
Reflects shares beneficially owned by each of Adage Capital Partners, L.P. ("ACP"), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Advisors, L.L.C. ("ACA"), Robert Atchinson and Phillip Gross. ACPGP is the general partner of ACP. ACA is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. Each of the foregoing has shared voting power and shared dispositive power with respect to the shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 16, 2016.

(9)
The Vanguard Group has sole voting power with respect to 76,186 of such shares, sole dispositive power with respect to 2,324,360 of such shares, shared voting power with respect to 1,600 of such shares and shared dispositive power with respect to 75,486 of such shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on February 10, 2016.

(10)
Westfield Capital Management Company, LP has sole voting power with respect to 1,166,535 of such shares and sole dispositive power with respect to all 1,827,052 shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on February 10, 2016.

(11)
State Street Corporation has sole voting power and sole dispositive power with respect to none of such shares and has shared voting and shared dispositive power with respect to all 1,755,067 shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on February 12, 2016.

(12)
Reflects shares beneficially owned by each of D.E. Shaw & Co., L.P. and David E. Shaw. David E. Shaw is the President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P. Each of the foregoing has (a) shared voting power with respect to 1,738,343 of such shares and sole voting power with respect to none of such shares and (b) shared dispositive power with respect to all 1,743,240 of such shares and sole dispositive power with respect to none of such shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on February 12, 2016.

(13)
Includes 332,880 shares issuable to Mr. Heiden pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 43,750 shares issuable to Mr. Heiden pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(14)
Includes 102,292 shares issuable to Mr. Thomas pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016.

(15)
Includes 38,119 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 5,922 shares issuable to Mr. Scoon pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(16)
Includes 33,775 shares issuable to Mr. Perez pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016, 5,922 shares issuable to Mr. Perez pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016, 2,500 shares held by the Christine E. Perez 2004 Revocable Trust, dated February 25, 2004, as amended (the "Perez Trust") and 1,900 shares held by the Robert J. Perez 2004 Revocable Trust, dated February 25, 2004, as amended (the "Robert Perez Trust"). Mr. Perez's wife is the trustee of the Perez Trust. Mr. Perez does not have voting or dispositive power with respect to the shares held by the Perez Trust but would have sole voting and dispositive power were he to become trustee at his wife's death or incapacity. Mr. Perez is the trustee of the Robert Perez Trust and has sole voting and dispositive power with respect to the shares held by the Robert Perez Trust.

(17)
Includes 25,908 shares issuable to Dr. Russell pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 5,922 shares issuable to Dr. Russell pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(18)
Includes 25,725 shares issuable to Mr. Santini pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 7,422 shares issuable to Mr. Santini pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(19)
Reflects 16,225 shares issuable to Ms. Deptula pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 5,347 shares issuable to Ms. Deptula pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(20)
Reflects 13,692 shares issuable to Mr. Sulat pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 3,814 shares issuable to Mr. Sulat pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(21)
Includes 11,108 shares issuable to Dr. Fallon pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 2,856 shares issuable to Dr. Fallon pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

(22)
Includes 599,724 shares issuable to all of our current directors and executive officers as a group pursuant to options currently exercisable or exercisable within 60 days of March 31, 2016 and 80,955 shares issuable to all of our current directors and executive officers as a group pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2016.

* * * * * * * * *

PROPOSAL 1: ELECTION OF DIRECTORS

        You are being asked to vote for eight directors at this Annual Meeting, all of whom are currently directors of AMAG. If you are voting by proxy, the persons named as proxies in the enclosed proxy card will vote "For" each of the eight nominees named below, unless you instruct otherwise.

        Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each of the nominees has indicated his or her willingness to serve, if elected. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee.

        The brief biographies below include certain information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Board to conclude that such nominee should continue to serve on the Board. Companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act are referred to in the biographies below as "public" companies. Any company registered as an investment company under the Investment Company Act of 1940 is referred to as a "registered investment company" in the biographies below.

        William K. Heiden, age 56, has been a director since May 2012. Mr. Heiden has been Chief Executive Officer of AMAG since May 2012 and served as President from May 2012 through April 2015. Prior to joining AMAG, he was the President and Chief Executive Officer of GTC Biotherapeutics, Inc., now rEVO Biologics, Inc., a pharmaceutical company ("GTC"), from June 2010 to May 2012. From 2007 to October 2013, Mr. Heiden served as Chairman of the Board of Directors of GTC. Mr. Heiden was President and Chief Executive Officer and a member of the Board of Directors of Elixir Pharmaceuticals, Inc. ("Elixir"), a pharmaceutical company, from September 2004 to December 2008. Prior to joining Elixir, he served as President and Chief Operating Officer of Praecis Pharmaceuticals, Inc., a public biopharmaceutical company, which was subsequently acquired by GlaxoSmithKline plc, from May 2002 to September 2004. From 1987 to 2002, Mr. Heiden held various positions of increasing responsibility at Schering-Plough Corporation, now Merck & Co., including managing a number of businesses in the United States, Europe and Canada. From June 2006 to October 2013, he served on the Board of Directors of LFB Biotechnologies S.A.S., a private French biotechnology company. He currently serves on the Board of Directors of Atara Biotherapeutics, Inc. a public company. Mr. Heiden holds a B.A. from the University of Florida, an M.B.A. from Cornell University's Johnson Graduate School of Management, and a M.I.M. from the University of Louvain. The Board believes that Mr. Heiden's twenty-five plus years of pharmaceutical industry experience leading organizations in both large pharmaceutical and emerging biotechnology companies, significant commercial expertise, as well as strong deal making experience, provides the Board with valuable and specialized expertise as we commercialize and pursue expansion opportunities for Makena® (hydroxyprogesterone caproate injection) and Feraheme® (ferumoxytol) and the Cord Blood Registry ® ("CBR") business and as we pursue additional business development opportunities and grow our organization.

        Barbara Deptula, age 61, has been a director since September 2013. She served as the Executive Vice President of Business Development and Chief Corporate Development Officer of Shire Plc. ("Shire"), a public biopharmaceutical company, from September 2004 to June 2012. Prior to joining Shire, Ms. Deptula served as President of the biotechnology division of SICOR, Inc., a public pharmaceutical company, from May 2003 to September 2004. Prior to SICOR, Inc., Ms. Deptula served as Senior Vice President for Coley Pharmaceutical, a biotechnology company, from July 2000 to May 2003. Prior to 2000, she held senior management positions in public and private pharmaceutical companies where Ms. Deptula focused on marketing, product development, licensing and business development, including US Bioscience, Inc., Schering Plough International, Lederle Laboratories, a division of American Cyanamid Co., U.S.A., and Genetics Institute. Ms. Deptula also served as a member of the Board of Directors of CombinatoRx, Incorporated, now Zalicus, Inc., a public biopharmaceutical company, from December 2005 to December 2009. Ms. Deptula holds an M.B.A. with a concentration in finance from the University of Chicago Booth School of Business and a B.S. in Pharmacy from the University of Connecticut's School of Pharmacy. The Board believes that Ms. Deptula's qualifications to sit on our Board include her decades of experience in a variety of biotechnology and multi-national pharmaceuticals organizations, and in particular her role as Chief Corporate Development Officer at Shire in light of our plans to continue to expand our product portfolio.

        John A. Fallon, M.D., age 68, has been a director since September 2014. From 2004 until January 2016, Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross & Blue Shield of Massachusetts ("BCBS"). Prior to his role at BCBS, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was chairman of the physician network. Dr. Fallon was also the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He currently serves as the Lead Director on the board of directors of Insulet Corporation, a public medical devices company. In January 2016, he was appointed to the Board of Directors of Exact Sciences Corporation, a public molecular diagnostics company. Dr. Fallon also serves on several not-for-profit boards, including NEHI (Network for Excellence in Health Innovation) (Chair) and Temple University School of Medicine Board of Advisors. Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, is Board Certified in Internal Medicine and is a fellow of the American College of Physicians. He received a bachelor's degree from the College of the Holy Cross, an M.B.A from the University of South Florida and a medical degree from Tufts University School of Medicine. The Board believes that Dr. Fallon's qualifications to sit on our Board include his strong executive experience and extensive expertise in the quality and service requirements of running a health system, including reimbursement and pricing issues, as well as his experience in academia and community based health systems and health insurance.

        Robert J. Perez, age 51, has been a director since January 2009. He is the founder and has been the Managing Partner at Vineyard Sound Advisors, LLC, a biopharmaceutical consulting firm, since March 2015. Mr. Perez was a member of the Board of Directors of Cubist Pharmaceuticals, Inc. ("Cubist"), a public pharmaceutical company, from April 2014 to January 2015 when it was purchased by Merck & Co., Inc. He was appointed Chief Executive Officer of Cubist on January 1, 2015 after having served in several senior positions at Cubist. Mr. Perez joined Cubist in August 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection). He served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012 and President and Chief Operating Officer from July 2012 to December 2014. Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS business unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit, and from 1995 to 2001 he held positions of increasing responsibility within Biogen's CNS commercial organization. From 1987 to 1995 Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He also served as a member of the Board of Directors of Epix Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009. Mr. Perez has been a member of the Board of Directors of the Biomedical Science Careers Program since November 2010, a member of the Board of Trustees at the Dana-Farber Cancer Institute, Inc. since January 2013, a member of the Board of College Bound Dorchester since December 2014, and a member of the Board of Advisors of the Citizen School of Massachusetts since 2010. Mr. Perez has been a member of the Board of Directors of Cidara Therapeutics, Inc., a public biotechnology company, since March 2015 and a member of the Board of Directors of Zafgen, Inc. a public biopharmaceutical company, and FlexPharma, a public biotechnology company, since September 2015. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. The Board believes that Mr. Perez's twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board. In particular, Mr. Perez's experience leading the launch and commercialization of highly successful specialty pharmaceutical products, including his experience with life cycle management programs, is especially valuable to the Board as we commercialize Makena and Feraheme, and as we seek to add additional commercialized products or companies to our portfolio and grow the CBR business and any new products or companies we may acquire.

        Lesley Russell, MB.Ch.B., MRCP, age 55, has been a director since December 2009. Dr. Russell served as Chief Operating Officer of TetraLogic Pharmaceuticals, Inc., a public biopharmaceuticals company ("TetraLogic"), from August 2013 to April 2015. Prior to TetraLogic, she was Senior Vice President and Global Head of Research and Development for Global Branded Products at Teva Pharmaceuticals, Inc. ("Teva"), a public pharmaceutical company, from October 2011 to June 2012. Dr. Russell was appointed to such role upon Teva's acquisition of Cephalon Inc. ("Cephalon"), a public pharmaceutical company, where she served as Executive Vice President and Chief Medical Officer from September 2006 to October 2011. She joined Cephalon in 2000 as Vice President, Worldwide Clinical Research. Prior to Cephalon, Dr. Russell served as Vice President, Clinical Research at US Bioscience Inc., a public pharmaceutical company, and held positions of increasing responsibility within US Bioscience Inc. from 1996 to 1999. From 1995 to 1996, she was a clinical research physician at Eli Lilly U.K. and a Medical Director at Amgen U.K. from 1992 to 1995. Dr. Russell was trained in Hematology/Oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children, Edinburgh. She received an MB.Ch.B. from the University of Edinburgh, Scotland and is a member of the Royal College of Physicians, United Kingdom. Dr. Russell is registered with the General Medical Council, United Kingdom. She currently serves on the Board of Directors of Endocyte, Inc., a public biopharmaceutical company, where she has been a director since January 2013. The Board believes that Dr. Russell's broad-based expertise leading clinical research and development, medical, regulatory, and drug safety organizations, as well as her medical training, allow her to make valuable contributions to the medical and scientific understanding of the Board, which is particularly important as we implement the next generation development programs for Makena, interact with regulatory agencies, pursue an expanded label for Feraheme, work with developing partners such as Velo Bio LLC ("Velo") on a potential treatment for severe preeclampsia and as we evaluate additional potential merger and acquisition and in-licensing opportunities.

        Gino Santini, age 59, has been a director since February 2012 and has served as Chairman of the Board of Directors since April 2014. From 1983 to December 2010, Mr. Santini held a variety of commercial and operational roles at Eli Lilly and Company ("Eli Lilly"), a public pharmaceutical company, serving most recently from April 2007 to December 2010, as Senior Vice President, Corporate Strategy and Business Development, where he led corporate strategy and long-range planning, mergers and acquisitions, new product licensing and the expansion of Lilly Ventures in the United States and China. During his tenure at Eli Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. operations from 1999 to 2004 and President of the women's health franchise from 1997 to 1999. Mr. Santini is an active board member for the following companies: Intarcia Therapeutics, Inc., a biopharmaceutical company, since July 2013; Collegium Pharmaceuticals, Inc., a public pharmaceutical company, since July 2012 (where he is also the chair of the Nominating & Corporate Governance Committee and a member of the Compensation Committee); Allena Pharmaceuticals, Inc., a specialty pharmaceutical company, since February 2012; Vitae Pharmaceuticals, Inc., a public pharmaceutical company (where he is also the chair of the Nominating and Governance Committee and a member of the Compensation Committee), since

September 2014; Artax Biopharma Inc., a biopharmaceutical company, since April 2014 and Intercept Pharmaceuticals, Inc. a public biopharmaceutical company (where he is also the chair of the Compensation Committee and a member of the Audit Committee), since December 2015. Mr. Santini also serves on the Board of Directors, as well as the Chair of the Transactions Committee and a member of the Nominating and Corporate Governance Committee of the Board of Directors, of Horizon Pharma, Plc., a public biopharmaceutical company, where he has been a director since March 2012. Mr. Santini is a past Chairman of the Board of the National Pharmaceutical Council and of Noble of Indiana, a non-profit agency serving individuals with developmental disabilities. He also served on the Board of Directors for United Way and the Executive Committee and Board of Directors of the Indianapolis Chamber of Commerce. He holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester. The Board believes that Mr. Santini's long career at Eli Lilly and extensive domestic and international commercial, corporate strategy, business development and transaction experience will be valuable assets to the Board as it seeks to establish a solid foundation from which to drive growth and profitability and seek to acquire or in-license other assets or companies to further expand our product portfolio.

        Davey S. Scoon, age 69, has been a director since December 2006. Mr. Scoon has been a member of the Board of Directors and the Chairman of the Audit Committee of Biodel Inc., a public specialty biopharmaceutical company, since May 2012. Mr. Scoon also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company, where he has been a director since January 2006. Mr. Scoon was a member of the Board of Directors and a member of the Audit Committee of Orthofix International, N.V., a medical device company, from September 2011 to June 2015. He was also the Chairman of the Audit Committee of Cardiokine, Inc., a pharmaceutical company, where he was a director from 2005 to 2011. Mr. Scoon has been an Adjunct Professor at the University of Wisconsin-Madison since 2011. He also previously served as the Chairman of the Audit Committee of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and as a member of the Board of Directors of Inotek Pharmaceuticals Corp., a pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S., and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from Harvard Business School. The Board believes that Mr. Scoon's extensive financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice, particularly in Mr. Scoon's role as the Chair of the Audit Committee.

        James R. Sulat, age 65, has been a director since April 2014. From October 2009 to June 2013, Mr. Sulat served as Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a public biopharmaceutical company, and as a member of Maxygen's Board of Directors from October 2003 to June 2013. Since January 2015, Mr. Sulat has served on the Board of Directors of Diadexus, Inc., a public diagnostics company, as well as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Sulat has served on the Board of Directors of Arch Therapeutics, Inc., a public medical device company, since August 2015. Since June 2008, Mr. Sulat has served as a member of the Board of Directors and as a member of the Audit Committee for Momenta Pharmaceuticals, Inc., a public biotechnology company ("Momenta"). Since December 2008, Mr. Sulat has also served as the Chairman of Momenta's Board. From May 2005 to January 2009, Mr. Sulat served in several roles for Memory Pharmaceuticals Corp., a public biopharmaceutical company ("Memory"). He served as Memory's President and Chief Executive Officer from May 2005 until February 2008, Chief Financial Officer from February 2008 to November 2008, and as a member of Memory's Board of Directors from May 2005 to January 2009. Since January 2005, Mr. Sulat has served on the Supervisory Board of Intercell AG or, its successor company, Valneva SE, both public European biotechnology companies. Mr. Sulat currently serves as Vice Chairman of Valneva's Supervisory Board and as Chairman of its Audit Committee. Mr. Sulat received his B.S. in Administrative Sciences from Yale University. He received his M.B.A. and his M.S. in Health Services Administration from Stanford University. The Board believes that Mr. Sulat's qualifications to sit on our Board include his strong executive experience and extensive financial accounting, corporate finance, operations and business development expertise garnered through his executive roles, as well as his board-level experience, at various public companies.

Required Vote

        Each nominee must receive more votes cast "For" such nominee's election than the votes cast "Against" such nominee's election (i.e., a majority of the votes cast). Our Corporate Governance Guidelines provide that if an incumbent director is not elected by a majority of votes cast, the Governance and Risk Committee shall promptly consider his or her resignation, and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance and Risk Committee's recommendation within 30 days following certification of the stockholder vote, as further described under "Information Regarding The Board Of Directors And Corporate Governance—Director Resignation Policy" below.

OUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The Board has determined that, other than Mr. Heiden, each current director and each director who served during 2015, and thus each nominee, other than Mr. Heiden, is "independent" as such term is defined in the listing standards of the NASDAQ Global Select Market ("NASDAQ"). The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of his or her independent judgment.

BOARD LEADERSHIP STRUCTURE

        Our Board is led by an independent Chair, currently Mr. Santini, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine the materials distributed to the Board. During 2015, our Chief Executive Officer, Mr. Heiden, was and continues to be the only member of our Board who is not an independent director. Our Corporate Governance Guidelines provide our Board with flexibility to determine the appropriate leadership structure based on the specific needs of the business and the best interests of our stockholders. Although we do not have a formal policy regarding whether the offices of Chair of the Board and Chief Executive Officer should be separate, our Board believes that the existing leadership structure, with the separation of the Chair of the Board and Chief Executive Officer roles, is appropriate at the current time. The Board believes that the current structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's independence from management, including helping to ensure that any potential strategic transactions involving AMAG are evaluated independently of management's interest and in light of the best interests of our stockholders. Separating these roles also alleviates the administrative burden on our Chief Executive Officer and allows that person to focus his or her efforts on managing our business in the best interests of our stockholders. The Board recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chair and Chief Executive Officer, might be appropriate and accordingly, the Board may periodically review its leadership structure.

DIRECTOR RESIGNATION POLICY

        Under Delaware law, an incumbent director may remain in office notwithstanding the failure to receive the required vote for re-election until the director's successor is duly elected. To address this "holdover rule," our Corporate Governance Guidelines were amended in December 2015 to, among other things, include a director resignation policy, whereby our Board will nominate for re-election or fill vacancies with only those directors who tender an irrevocable, contingent resignation in writing that will become effective upon (a) the failure to receive the required vote at the next annual meeting at which they face election and (b) the Board's acceptance of such resignation. If a director fails to receive the required vote for re-election, the Governance and Risk Committee, will promptly consider the director's resignation and the circumstances that led to such director's failure to receive the required vote for re-election (if known), and recommend to the full Board whether to accept or reject the resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. In considering whether to accept or reject a director's resignation, the Governance and Risk Committee and Board may consider any factors it deems relevant. Within 30 days after the date of the certification of the election results for the applicable stockholders' meeting, our Board will act on the resignation, taking into account the Governance and Risk Committee's recommendation, and publicly disclose its decision in a Current Report on Form 8-K.

THE BOARD'S ROLE IN RISK OVERSIGHT

        The Board believes that risk management is an important part of establishing, updating and executing on the Company's business strategy. The Board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, financial condition, and performance of the Company. Although the Board maintains ultimate responsibility for such enterprise risk assessment, in December 2015, the Board delegated to the Governance and Risk Committee the responsibility of providing oversight with respect to the Company's risk management process. Such oversight responsibilities include a review of the steps management has taken to monitor control and report such exposures, periodic reviews of the Company's policies with respect to risk assessment and risk management, including periodic enterprise risk management assessments, and reporting on such reviews to the full Board. In that capacity, the Governance and Risk Committee monitors the information it receives and/or requests from management and provides oversight and guidance to the senior management team concerning the assessment and management of the Company's risks, including direction for appropriate risk taking within the business. Prior to December 2015, the Board did not have a standing risk management committee, but rather administered this oversight function directly through the Board as a whole, as well as through the committees of the Board, which addressed risks inherent in their respective areas of oversight.

        Our senior executives regularly attend meetings of the Board, the Governance and Risk Committee and other committees and provide the Board and its committees with regular reports regarding our operations, strategies, and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. The Board and its committees call special meetings and request information and reports from senior management when necessary to address specific issues. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

        The Board believes that risks can arise from any decision or action taken by the Company, whether strategic or operational. The Board approves our high level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in their oversight of management's implementation of our goals, strategies, and policies. As such, the Board has delegated general oversight of enterprise risk to the Governance and Risk Committee and, for matters involving certain specific areas of risk exposure, to other standing committees, such as the Audit Committee and Compensation Committee. Each of these committees report to the Board at regularly scheduled Board meetings, as needed, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain such independent advisors as the committee deems to be appropriate in order to discharge its responsibilities under such committee's charter, and such independent advisors attend committee meetings as appropriate. The committees of the Board execute their risk oversight responsibility for risk management as follows:

  •
  The Governance and Risk Committee assumed the responsibility of providing oversight with respect to the Company's risk management process in December 2015, including to review the steps management has taken to monitor, control and report such exposures, the Company's policies with respect to risk assessment and risk management, including periodic enterprise risk management assessments. In addition, the Governance and Risk Committee has historically overseen risks related to our corporate governance, including Board and director performance, director succession, director education and the review of our Corporate Governance Guidelines and other governance documents. The Governance and Risk Committee also oversees our overall compliance program, with particular emphasis on the risks associated with our healthcare compliance program.

  •
  The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including its qualifications, independence and performance, and our corporate finance matters, including our capital structure. The Audit Committee also provides oversight with respect to our risk management process, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

  •
  The Compensation Committee is responsible primarily for the design and oversight of our executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders. The Compensation Committee also monitors the design and administration of our overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short- and long-term incentives, are described below under "Compensation Discussion and Analysis."

RISK CONSIDERATIONS IN OUR COMPENSATION POLICIES AND PRACTICES

        Our Compensation Committee believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on AMAG. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to take excessive risks. The considerations which led the Compensation Committee to these conclusions include the following:

  •
  We provide executives with a competitive base salary which we believe mitigates risk-taking behavior by providing reasonable predictability in the base level of income earned by each executive and alleviating pressure on executives to focus exclusively on near-term stock price performance or annual bonus awards to the detriment of building long-term shareholder value;

  •
  We utilize a mixture of compensation elements that is intended to be competitive to that offered to similarly-situated executives, with significant weighting towards long-term incentive compensation, which discourages short-term risk taking;

  •
  Our performance goals related to annual cash bonus awards reflect a balanced mix of performance measures, including objective performance measures, to avoid excessive weight on any one goal or performance measure and are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks;

  •
  Short-term incentives in the form of annual performance bonus payouts are capped at 200% of the target amount, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks;

  •
  Equity incentive awards are granted annually and generally vest over three to four years, discouraging excessive risk-taking as our executives generally have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term;

  •
  Performance/market-based RSU grants awarded in August 2014 (the "2014 Performance Awards") vest based on certain strategic initiatives related to the timing and value of the

    Company's portfolio expansion activities and AMAG's share price, in each case measured as of both January 4, 2016 and January 2, 2017, thereby encouraging our executives to focus on building sustainable long-term value for our stockholders;

  •
  Compliance, ethical behavior and adherence to our corporate values and policies are integral factors considered in all performance assessments and serve to mitigate the potential that our executives will take excessive risks. The Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual performance and adherence to our corporate governance and compliance programs, among other things;

  •
  To minimize the risk of certain transactions related to our securities, we have adopted policies prohibiting directors, officers and other employees from engaging in the following transactions with respect to our securities: (a) selling short, (b) buying or selling puts or calls, (c) purchasing on margin or (d) pledging or creating any other encumbrance with respect to our securities;

  •
  To further align the interests of our executives with our stockholders, our executive officers are subject to stock ownership guidelines;

  •
  Our executive officers are subject to a clawback policy under which the Company can recover incentive compensation from certain officers in the event we are required to prepare an accounting restatement due to material noncompliance with financial statement requirements; and

  •
  We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward minimizing risk-taking.

POLICY ON PLEDGING, HEDGING AND TRADING OF COMPANY STOCK

        Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Therefore, we have adopted policies prohibiting directors, officers and other employees from selling short, buying or selling puts or calls, purchasing on margin and pledging or creating any other encumbrance with respect to our securities.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met nine times during the year ended December 31, 2015. Each director participated in at least 75% of the aggregate number of meetings of the Board and of each committee of the Board on which he or she served during the portion of the last fiscal year for which such person was a director or committee member. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our then-serving directors attended our annual meeting of stockholders held on May 21, 2015.

        In addition, our independent directors meet regularly, and in any event at least twice a year, in executive session without the presence of management.

COMMITTEES OF THE BOARD OF DIRECTORS

Standing Committees

        Under our by-laws, our Board may designate committees comprised of members of the Board to exercise the power and authority of the Board in the management of our business and affairs, subject to limitations imposed by law. Our Board currently has the following standing committees: an Audit Committee, a Compensation Committee, and a Governance and Risk Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Governance and Risk Committee
Barbara Deptula	—	X	—
William K. Heiden	—	—	—
John A. Fallon, M.D.	—	X	X
Robert J. Perez	X	—	X*
Lesley Russell, MB.Ch.B., MRCP	—	X*	—
Gino Santini	—	X	—
Davey S. Scoon	X*	—	X
James R. Sulat	X	—	—

*
Committee Chair

  Audit Committee

        Our Board has a standing Audit Committee, which conducted seven formal meetings during the year ended December 31, 2015. Throughout 2015 and to the present, the Audit Committee was comprised of Messrs. Scoon (Chair), Sulat and Perez, each of whom is "independent" as such term is defined in the listing standards of NASDAQ and applicable SEC rules. Based on Mr. Scoon's and Mr. Sulat's extensive financial and accounting experience gained through their various executive and board positions, including respective tenures as Chief Financial Officer and/or Chief Administrative Officer of several companies, our Board has determined that Messrs. Scoon and Sulat each qualify as an "audit committee financial expert" as defined by SEC rules. The Board has also determined that Mr. Perez possesses the requisite financial sophistication to qualify him for service on the Audit Committee in accordance with SEC rules. The current charter of the Audit Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Audit Committee's general responsibilities include, among other things, the following:

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  Evaluating and selecting our independent registered public accounting firm;

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  Reviewing our audited and unaudited financial statements;

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  Reviewing and discussing the adequacy of our internal financial and accounting processes and internal control over financial reporting with management and our independent registered public accounting firm;

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  Supervising the relationship between us and our independent registered public accounting firm;

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  Reviewing and authorizing the scope of both audit and non-audit services and related fees;

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  Evaluating the independence of our independent registered public accounting firm;

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  Reviewing and approving related person transactions; and

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  To the extent deemed necessary by the Committee to carry out its duties, engaging and compensating independent counsel and other advisers to review any matter under its responsibility.

  Compensation Committee

        Our Board has a standing Compensation Committee, which conducted six formal meetings during the year ended December 31, 2015. Throughout 2015 and to the present, the Compensation Committee was comprised of Drs. Russell (Chair) and Fallon, Mr. Santini and Ms. Deptula, each of whom is "independent" as such term is defined in the listing standards of NASDAQ, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" as defined in Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Compensation Committee's general responsibilities include, among other things, the following:

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  The review, authorization and approval of the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher, including our Chief Executive Officer or President;

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  The exercise of all rights, authority and functions of the Board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans, including the authority to interpret their terms, to grant options, and to make stock awards (provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board, the Committee shall not be authorized to amend any such plan);

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  The review and recommendation to the full Board with respect to director compensation;

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  Oversight regarding our public disclosure of director and executive compensation information; and

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  The engagement of compensation consultants and other advisers as it deems necessary or appropriate to carry out its responsibilities. The Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards.

  Governance and Risk Committee

        Our Board has established a standing Governance and Risk Committee, which is currently comprised of Messrs. Perez (Chair) and Scoon and Dr. Fallon, each of whom is "independent" as such term is defined in the listing standards of NASDAQ and each of whom served on the Governance and Risk Committee throughout 2015. The Governance and Risk Committee conducted five formal meetings during the year ended December 31, 2015. The current charter for the Governance and Risk Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Governance and Risk Committee's general responsibilities include, among other things, the following:

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  Assisting the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership;

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  Actively seeking individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommending director nominees for selection by the Board for nomination to fill expiring terms of directors at each annual meeting of stockholders;

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  Periodically reviewing and assessing the adequacy of the Corporate Governance Guidelines and recommending any modifications to the Corporate Governance Guidelines to the Board for approval;

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  Performing a self-evaluation by Board members and by members of the Committee from time to time to determine whether they are functioning effectively and to improve the performance of the Board and/or Committee as a whole;

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  Providing oversight and guidance to senior management concerning the assessment and management of the Company's risk and assist the Board in providing oversight of the Company's risk management process, including conducting periodic enterprise risk management assessments;

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  Providing oversight of and guidance with respect to our internal compliance program;

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  To the extent required or advisable, develop, implement, review and monitor an orientation and education program for members of the Board; and

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  Retaining and terminating any search firm to be used to identify director candidates, including approving the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

        Our Corporate Governance Guidelines set forth certain general criteria for nomination as a director and provide that in identifying prospective director candidates, the Governance and Risk Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. The backgrounds and qualifications of a nominee should be considered in the context of the backgrounds and qualifications of the current directors as a group, which should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. The Board has the authority to consider and approve from time to time the criteria that it deems necessary or advisable for prospective director candidates. The Board has delegated to the Governance and Risk Committee the responsibility for assisting the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership. As part of its evaluation, the Governance and Risk Committee conducts periodic assessments of key competencies needed to be an effective and contributing member of the Board, which aids the Governance and Risk Committee in determining which specific skills or attributes in potential new directors would benefit the Board as a whole. The Board has determined that such criteria, at a minimum, includes the following:

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  Nominees should have experience at a strategic or policymaking level;

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  Nominees should be highly accomplished in his or her respective field, with superior credentials and recognition and demonstrated ability to exercise sound judgment in matters that relate to our current and long-term objectives;

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  Nominees should have a long-term reputation for integrity, honesty and adherence to high ethical and moral standards;

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  Nominees should have the commitment and ability to understand our business and industry, as well as the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

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  Nominees should have sufficient time and availability to devote to the Company's affairs, particularly in light of the number of boards of directors on which such nominee may serve and should be willing and able to contribute positively to the decision-making process of the Company; and

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  Nominees should not have, nor appear to have, a conflict of interest that would impair such nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director.

        Further, nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The Governance and Risk Committee believes that the value of diversity on the Board should be considered as one of a number of factors that it takes into account in evaluating nominees and the Board as a whole. For this purpose, the Governance and Risk Committee evaluates diversity in terms of race, religion, national origin, gender, sexual orientation, and disability, as well as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to heterogeneity on the Board.

        Our Corporate Governance Guidelines also provide that the renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above or otherwise determined by the Board. The Governance and Risk Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations. In seeking new candidates for directors, members of our Governance and Risk Committee may use their business, professional and personal contacts, accept recommendations from other Board members or management, or engage a professional search firm.

        The Governance and Risk Committee will also consider director nominee candidates who are recommended by our stockholders. Our Corporate Governance Guidelines provide the procedures stockholders should following in making such a recommendation, which generally provide that all stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with the previous year's annual meeting. All stockholder recommendations for director candidates must include the following information:

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  The name and address of record of the stockholder;

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  A representation that the stockholder is a record holder of the Company's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

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  The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

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  A description of the qualifications and background of the proposed director candidate which addresses the criteria for Board membership approved by the Board and set forth in the Corporate Governance Guidelines and/or the charter of the Governance and Risk Committee;

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  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

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  The consent of the proposed director candidate (a) to be named in the proxy statement relating to our annual meeting of stockholders and (b) to serve as a director if elected at such annual meeting;

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  A statement that the proposed director candidate will tender an irrevocable resignation, effective upon such person's failure to receive the required vote for election at the next meeting at which such person would face election (or re-election) and upon acceptance of such resignation; and

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  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        In considering stockholder recommendations for nominees, the Governance and Risk Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. Stockholder recommendations will be considered using the same criteria as other candidates. The foregoing applies only to recommendations. Actual nominations by stockholders or others, if and to the extent permitted, must be made in accordance with our by-laws and applicable state and federal laws. See the discussion below under "Stockholder Proposals."

        The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Governance and Risk Committee to the full Board in March 2016.

Other Committees of the Board

  Transaction Committee

        Our Board has established a Transaction Committee to oversee, advise and assist our management with respect to the identification, evaluation, structuring, negotiation and execution of potential acquisition, in-license, merger and other strategic transactions involving AMAG and to make recommendations with respect thereto to the full Board, and to undertake such other responsibilities as may be delegated to the Transaction Committee by the Board from time to time. Throughout 2015 and to the present, the Transaction Committee was comprised of Ms. Deptula (Chair), Dr. Russell, and Messrs. Santini and Sulat, each of whom is "independent" as such term is defined in the listing standards of NASDAQ. The Transaction Committee conducted four formal meetings during the year ended December 31, 2015.

  Financing Committee

        Our Board has established a Financing Committee to oversee the execution and consummation of potential financing transactions involving AMAG, including delegation by the Board to approve certain financing parameters in connection with such fundraising activities as well as other responsibilities as may be delegated to the Financing Committee by the Board from time to time. In 2015, the Financing Committee was comprised of Messrs. Scoon and Sulat, each of whom is "independent" as such term is defined in the listing standards of NASDAQ. The Financing Committee conducted four formal meetings during the year ended December 31, 2015.

        In addition, our Board may, as needed or advisable, form temporary or ad hoc committees to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board.

REPORT OF THE AUDIT COMMITTEE1

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with our management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and AMAG and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did unanimously recommend, to the Board (and the Board has approved) that the audited financial statements be included in AMAG's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

        Respectfully submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Robert J. Perez James R. Sulat

1
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of AMAG under the Securities Act of 1933 (as amended, the "Securities Act") or the Exchange Act, other than AMAG's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to be able to send communications to the members of our Board. Accordingly, any stockholder who desires to communicate with our directors, individually or as a group, may do so by e-mailing the party or parties to whom the communication is intended at contactus@amagpharma.com or by writing to the party or parties for whom the communication is intended, to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Drs. Russell (Chair) and Fallon, Mr. Santini and Ms. Deptula. No one who served as a member of the Compensation Committee during 2015 is or has been an officer or employee of AMAG or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with its charter and AMAG's written related person transactions policy contained in our Corporate Governance Guidelines, discussed below, the Audit Committee reviews, approves and ratifies any related person transaction and monitors compliance with and periodically reviews the related person transactions policy. The term "related person transaction" refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

        In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to our full Board.

        In addition, our Board has adopted a written related person transactions policy, which provides that any related person transaction shall be consummated or shall continue only if:

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  The Audit Committee approves or ratifies such transaction in accordance with our related person transactions policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

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  The transaction is approved by the majority of the disinterested members of the Board; or

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  If the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        Under our related person transactions policy, transactions between a related person and AMAG that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval. In addition, related person transactions should be submitted to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related person transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

        No related person transactions were brought to the attention of the Audit Committee for consideration in 2015.

CODE OF ETHICS

        Our Board has adopted a code of ethics that applies to our officers, directors and employees. We have posted the text of our code of ethics on our website at http://www.amagpharma.com in the "Investors" section. In addition, and in accordance with Item 5.05 of Form 8-K, when changes are made to the provisions of our code of ethics enumerated in Item 406(b) of Regulation S-K, we intend to disclose within four business days, on our website (or in any other medium required by law or NASDAQ): (a) the date and nature of any such amendment to our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any such waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver, and the date of the waiver.

DIRECTOR COMPENSATION

Overview

        We seek to attract exceptional talent to serve on the Board and, therefore, our policy is to compensate directors competitively relative to comparable companies. In addition, our Corporate Governance Guidelines provide that directors should be incentivized to focus on long-term stockholder value. The Board believes that including equity as part of director compensation helps align the interests of directors with those of our stockholders. Accordingly, director compensation is comprised of a mix of cash and equity compensation. The Board also believes that it is appropriate for the Chair of the Board and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities.

Non-Employee Director Compensation Policy

        Our Non-Employee Director Compensation Policy applies to each director of AMAG who is not an employee or affiliate of AMAG. Under its charter, the Compensation Committee is charged with periodically reviewing and making recommendations to the Board with respect to director compensation. In addition, our Corporate Governance Guidelines provide that management and/or the Compensation Committee shall, from time to time, present a report to the Board comparing our director compensation to that of comparable peer companies.

        In December 2014, the Compensation Committee retained Radford, an Aon Hewitt Company ("Radford"), an independent compensation consulting firm, to conduct a comprehensive independent review of our overall non-employee director compensation practices relative to our peer group based on data collected from our peer companies' proxy statements. The peer group used by Radford in conducting its evaluation was comprised of 20 public biotechnology companies that were comparable in terms of the number of employees, revenue and market capitalization at that time. In February 2015, based primarily on the recommendations of the Compensation Committee and Radford's assessment, the Board amended our Non-Employee Director Compensation Policy, effective as of January 1, 2015 (the "Director Compensation Plan") to bring the Board's compensation in line with market practice.

        The following is a summary of compensation under our Director Compensation Plan:

  Equity Grant Upon Initial Appointment or Election as a Director

        Under the Director Compensation Plan, each new non-employee director, on the date of his or her initial appointment or election to the Board, receives the following two equity awards:

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  Appointment Grant:  an award of a non-qualified stock option to purchase 6,000 shares of our common stock pursuant to our Equity Incentive Plan as may be amended from time to time, with such option to vest in equal monthly installments over a period of two years from the date of his or her election to the Board, provided such non-employee director continues to serve as a member of the Board; and

  •
  Pro-rated Annual Grant:  an equity grant of non-qualified stock options and RSUs on the date of his or her appointment or election as described below under the heading "Annual Equity Grant;" provided, that the amount of options and RSUs will be pro-rated based on the number of expected months of service before the next annual meeting of stockholders, and provided further that the awards will vest in equal monthly installments beginning on the first day of the first full month following his or her appointment or election and continuing on the first day of each month thereafter through the first day of the month in which the next annual meeting of stockholders is to be held so long as the director continues to serve as a member of the Board.

  Annual Equity Grant

        At the first meeting of the Board following the annual meeting of stockholders, each non-employee director, including the Chair, receives an equity grant with a target value of approximately $175,000, with 50% of such value to be delivered in the form of options and the remaining 50% of such value to be delivered in the form of RSUs. These annual equity grants vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the director continues to serve as a member of the Board. In addition, the Director Compensation Plan in place during 2015 provided that the delivery of any vested shares of common stock underlying the foregoing RSUs is deferred until the earlier of (a) the third anniversary of the date of grant and (b) the date of the director's separation from service.

  Early Termination of Options or RSUs Upon Termination of Service

        If a non-employee director ceases to be a member of the Board for any reason, any then vested and unexercised options granted to such non-employee director may be exercised by the departing director (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) within three years after the date the director ceases to be a member of the Board and in no event later than the expiration date of the option. In addition, all then vested and undelivered shares underlying any RSUs held by such director shall be delivered to him or her (or, in the case of the director's death or disability, to the director's personal representative, or the director's survivors) as of the date he or she ceases to be a member of the Board. If a non-employee director ceases to be a member of the Board for any reason, or otherwise ceases to continue a business relationship with AMAG, any unvested options and RSUs are immediately terminated and forfeited.

  Retainer and Per Meeting Fees

        The annual Board retainer fees under the Director Compensation Plan are payable in four equal quarterly installments, to each non-employee director for membership on our Board and for membership on each of the Board's standing committees. The annual Board and committee retainer fees are included in the table below, along with the per meeting fees that our non-employee directors are entitled to receive for ad hoc committee attendance.

Membership	Retainer Fees ($)	Per Meeting Fees ($)
Board
Non-chair member	40,000	N/A
Chair	90,000	N/A
Audit Committee
Non-chair member	12,500	N/A
Chair	25,000	N/A
Compensation Committee
Non-chair member	10,000	N/A
Chair	20,000	N/A
Governance and Risk Committee
Non-chair member	7,500	N/A
Chair	15,000	N/A
Ad Hoc Committees
Non-chair member	N/A	1,000
Chair	N/A	2,000

        Under the Director Compensation Plan, the Board has reserved the right to institute a per meeting fee for each Board or committee meeting which is meaningfully in excess of the regularly scheduled meetings (a "Special Meeting"), including a per meeting fee of $1,000 for each Special Meeting of the Board and a per meeting fee of $500 for each meeting which is meaningfully in excess of the regularly scheduled meetings of the Audit, Compensation, and Governance and Risk Committees attended by such non-employee director. It is expected that Special Meetings of the Board and the committees may be called when necessary to address material matters faced by the Company outside of the ordinary course of business.

  Expenses

        Upon presentation of documentation of such expenses reasonably satisfactory to AMAG, each non-employee director is reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board, committees thereof or in connection with other Board-related business.

Indemnification and Insurance

        We provide standard indemnification agreements and director and officer insurance for all directors.

Summary of Director Compensation for Fiscal 2015

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
Barbara Deptula(4)	58,000	87,490	86,846	232,336
John A. Fallon, M.D.(5)	57,500	87,490	86,846	231,836
Robert J. Perez(6)	67,500	87,490	86,846	241,836
Lesley Russell, MB.Ch.B., MRCP(7)	64,000	87,490	86,846	238,336
Gino Santini(8)	104,000	87,490	86,846	278,336
Davey S. Scoon(9)	76,500	87,490	86,846	250,836
James Sulat(10)	60,500	87,490	86,846	234,836

(1)
Mr. Heiden, who is also our employee, received no additional compensation for his service on our Board and is therefore not included in this table.

(2)
Represents the aggregate dollar amount of 2015 fees earned or paid in cash for services as a director, including annual retainer fees, committee fees and per meeting fees.

(3)
Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate grant date fair value of stock awards, which consist of RSUs and stock option awards granted to our non-employee directors calculated in accordance with current accounting guidance for stock-based compensation, disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note L to our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016. The reported value of the RSUs awarded in 2015 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted.

(4)
Ms. Deptula was a member of the Compensation Committee and the Chair of the Transaction Committee throughout 2015. As of December 31, 2015, Ms. Deptula held outstanding stock options to purchase 16,225 shares and RSUs covering 5,347 shares of our common stock.

(5)
Dr. Fallon was a member of the Compensation Committee and Governance and Risk Committee throughout 2015. As of December 31, 2015, Dr. Fallon held outstanding stock options to purchase 12,109 shares and RSUs covering 2,856 shares of our common stock.

(6)
Mr. Perez was the Chair of the Governance and Risk Committee and a member of the Audit Committee throughout 2015. As of December 31, 2015, Mr. Perez held outstanding stock options to purchase 33,775 shares and RSUs covering 5,922 shares of our common stock.

(7)
Dr. Russell was the Chair of the Compensation Committee and a member of the Transaction Committee throughout 2015. As of December 31, 2015, Dr. Russell held outstanding stock options to purchase 25,908 shares and RSUs covering 5,922 shares of our common stock.

(8)
Mr. Santini was the Chair of the Board and a member of the Compensation Committee and Transaction Committee throughout 2015. As of December 31, 2015, Mr. Santini held outstanding stock options to purchase 25,725 shares and RSUs covering 7,422 shares of our common stock.

(9)
Mr. Scoon was the Chair of the Audit Committee and a member of the Governance and Risk Committee throughout 2015. Mr. Scoon was also a member of the Financing Committee, which met on an ad-hoc basis during 2015. As of December 31, 2015, Mr. Scoon held outstanding stock options to purchase 38,119 shares and RSUs covering 5,922 shares of our common stock.

(10)
Mr. Sulat was a member of Audit Committee and Transaction Committee throughout 2015 and a member of the Financing Committee, which met on an ad-hoc basis during 2015. As of December 31, 2015, Mr. Sulat held outstanding stock options to purchase 13,692 shares and RSUs covering 3,814 shares of our common stock.

Director Stock Ownership Guidelines

        The Board believes that it is important that directors be incentivized to focus on long-term stockholder value to ensure that the Board's interests are aligned with those of our stockholders and as such maintains stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance.

        Our non-employee director stock ownership guidelines require all non-employee directors to hold shares of our common stock with a value equal to three times the amount of the annual cash retainer fee paid to non-employee directors for service on the Board, excluding additional committee retainer and meeting fees, if any. These ownership guidelines are initially calculated using the base annual retainer fee for service as a non-employee director as of the date the person first became subject to the guidelines as a non-employee director and are re-calculated annually on the date of the annual meeting of stockholders based on the applicable annual Board retainer fee in effect on such calculation date. For purposes of this calculation, the value of a share is measured on the date of our annual meeting of stockholders each year based on the average closing price over the 30 days preceding the date of calculation.

        Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee director. In the event that a non-employee director does not meet the foregoing stock ownership guidelines, such non-employee director is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price, and must use the entire net after tax amount of his or her base annual retainer fee, excluding additional committee retainer and meeting fees, if any, to purchase shares of Company common stock until the director satisfies the requirements.

        Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

        Our non-employee director stock ownership guidelines may be waived, at the discretion of the Governance and Risk Committee, for directors joining the Board from government, academia, or similar professions. The guidelines may also be waived at the discretion of the Governance and Risk Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

PROPOSAL 2: APPROVAL OF THE SECOND AMENDMENT TO THE AMAG PHARMACEUTICALS, INC. THIRD AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

Overview

        Our Board believes that stock options and other stock-based incentive awards can play an important role in our success by encouraging and enabling our (and our subsidiaries') employees, officers, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in AMAG. Our Board anticipates that providing such persons with a direct stake in AMAG will assure a closer identification of the interests of such individuals with those of AMAG and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with AMAG.

        On April 7, 2016, our Board approved the Second Amendment to the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan, subject to stockholder approval (the "Equity Incentive Plan" and such amendment, the "Plan Amendment", and collectively, the "Amended Plan"). The Plan Amendment increases the aggregate number of shares authorized for issuance under the Equity Incentive Plan by 780,000 shares from 6,215,325 shares to 6,995,325 shares and increases the aggregate number of shares that may be issued in the form of incentive stock options from 6,215,325 shares to 6,995,325. Shares underlying any awards under our Amended and Restated 2000 Stock Plan (the "2000 Plan") that are forfeited, canceled or otherwise terminated (other than by exercise) on or after November 27, 2007 shall be added to the shares available for issuance under the Equity Incentive Plan.

        In addition to the share increase, the Plan Amendment will also: (a) clarify that certain minimum vesting requirements apply to all types of "full value" awards and to all participants and (b) provide that, to the extent awards are not assumed or continued by the successor entity upon the effectiveness of a "Sale Event", as defined below, all time-based awards will vest in full and all performance-based awards will be deemed to vest at the higher of (a) achievement of all relevant performance goals at the "target" level (prorated based upon the length of time within the performance period that elapsed prior to the Sale Event) or (b) actual achievement as of the date of such Sale Event. A "Sale Event" is defined in the Amended Plan as (i) the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of AMAG's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of our common stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of AMAG's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of AMAG or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from us.

        The Plan Amendment was designed to ensure that we can continue to grant stock options and other awards to our officers, employees, non-employee directors and consultants and to such persons at levels determined to be appropriate by the Compensation Committee. If the Plan Amendment is not approved by our stockholders, we currently anticipate that we will exhaust all the shares available for issuance under our Equity Incentive Plan in twelve to eighteen months and such shares may be exhausted sooner if we continue to increase the size of our organization, including increases in headcount, which may be necessary to support our business growth. The inability to make competitive equity awards to attract and retain talented employees in a highly competitive market could have an adverse impact on our business. A copy of the Plan Amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

        As of December 31, 2015, we have granted options and RSUs covering 8,603,381 shares of common stock under our Equity Incentive Plan, of which 3,462,162 stock options and 813,142 RSUs have expired or terminated, and of which 1,268,021 options have been exercised and 650,564 shares of common stock were issued upon settlement of vested RSUs. Therefore, the actual number of options and RSUs outstanding under this plan as of December 31, 2015 was 1,963,162 and 446,330, respectively, and there were 2,231,795 shares of common stock available for grant under the Equity Incentive Plan, not including any shares that might in the future be added back to the shares available for issuance under the Equity Incentive Plan as a result of forfeiture, cancelation or other termination (other than by exercise).

        As of the Record Date, we have granted options and RSUs covering 9,536,681 shares of common stock under our Equity Incentive Plan, of which 3,559,040 stock options and 849,506 RSUs have expired or terminated, and of which 1,293,336 options have been exercised and 826,535 shares of common stock were issued upon settlement of vested RSUs. Therefore, the actual number of options and RSUs outstanding under this plan as of the Record Date was 2,174,969 and 883,295, respectively, and there were 1,048,949 shares of common stock available for grant under the Equity Incentive Plan, not including any shares that might in the future be added back to the shares available for issuance under the Equity Incentive Plan as a result of forfeiture, cancelation or other termination (other than by exercise). A total of 34,568,568 shares of our common stock were outstanding as of the Record Date.

SUMMARY OF MATERIAL FEATURES OF THE AMENDED PLAN

        While our Board is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the competitive necessity and benefits of equity compensation and believes that the Equity Incentive Plan, including the increase in available shares contemplated by the Amended Plan, is consistent with our executive compensation philosophy and the compensatory practices of other bio-pharmaceutical companies in our peer group. The exercise price of any option grants under the Amended Plan will be at or above the fair market value of our common stock on the close of business on the date such option is granted thereby aligning the interests of stockholders and our employees to create increased stockholder value over time. Furthermore, since our Board typically grants awards to employees that vest over a three or four year period, employees must generally remain with AMAG in order to realize the potential benefits of their equity awards.

        The following material features of the Amended Plan are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  Maximum Number of Shares.  The maximum number of shares of our common stock to be issued under the Amended Plan is 6,995,325.

  •
  Flexibility in designing equity compensation scheme.  The Amended Plan allows us to provide a broad array of equity incentives, including awards of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance units, dividend equivalent rights, and cash-based awards.

  •
  Share counting provisions.  Grants of "full value" awards are deemed for purposes of determining the number of shares available for grants under the Amended Plan as an award for 1.7 shares for each share of common stock subject to the award (the "Fungible Share Ratio"). Grants of stock option or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

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  No Liberal Share Recycling.  Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by AMAG on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool.

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  Types of Awards.  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted.

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  Minimum vesting provisions.  Minimum vesting provisions apply to certain "full value" awards to participants.

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  Limited vesting acceleration.  Subject to limited exceptions, the Amended Plan provides that the vesting of awards may only be accelerated upon death, disability, retirement or a Sale Event unless provided for in the terms of the original grant.

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  Repricing is not allowed.  The exercise price of stock options and stock appreciation rights will not be decreased in any manner without stockholder approval nor may stock options or stock appreciation rights be cancelled in exchange for a cash payment.

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  Stockholder approval is required for additional shares.  The Amended Plan does not contain an "evergreen" provision. Thus, any increase to the maximum share reserve in the Amended Plan is subject to approval by our stockholders allowing our stockholders the ability to have a say on our equity compensation programs.

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  Broad-based eligibility for equity awards.  We grant equity awards to a large portion of our employees. By doing so, we tie our employees' interests with stockholder interests and motivate our employees to act as owners of the business.

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  Reasonable limit on equity awards.  The Amended Plan limits the number of shares of common stock available for equity awards such that no employee may be granted an equity award covering more than 500,000 shares in a single calendar year for options and stock appreciation awards and in a single performance cycle for performance-based awards.

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  Clawback Policy.  Awards to certain officers will be subject to clawback in the event we are required to prepare an accounting restatement due to the material noncompliance with financial statement requirements.

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  Ownership Guidelines.  Awards under the Amended Plan will assist directors and executives in attaining the stock ownership requirements specified in our stock ownership guidelines.

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  Plan Expiration.  The Amended Plan will expire on May 23, 2023.

        Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2016 and the maximum number of shares that would have been available for awards under the Equity Incentive Plan as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended Plan is $42,797,407. The shares of common stock underlying any awards under the Amended Plan or the 2000 Plan that are forfeited, canceled or are otherwise terminated (other than by exercise) are added back to the shares of common stock available for issuance under the Amended Plan. The following shares will not be added back to the shares authorized for issuance under the Amended Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise.

Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Amended Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Amended Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total stockholder return; (2) earnings before interest, taxes, depreciation and/or amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) changes in the market price of the stock; (5) economic value-added; (6) funds from operations or similar measure; (7) sales or revenue; (8) acquisitions or strategic transactions; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity or investment; (12) return on sales; (13) return on assets; (14) return on operating assets; (15) return on equity; (16) profits; (17) gross or net profit levels; (18) productivity; (19) expense; (20) margins; (21) operating efficiency; (22) customer satisfaction; (23) working capital; (24) earnings (loss) per share of stock; (25) sales or market shares; and (26) number of customers, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance goals may be based upon specified levels of AMAG, subsidiary, affiliate or division performance under one or more of the criteria set forth above relative to the performance of other entities, divisions or subsidiaries. The Compensation Committee will select the particular performance criteria within the time period specified by Section 162(m) of the Code. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 500,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $5,000,000 for any calendar year.

Rationale for Share Increase

        Given that our headcount increased by approximately 400 employees since the acquisition of Lumara Health Inc. ("Lumara Health") in November 2014 and Cord Blood Registry ("CBR") in August 2015, as well as our continued efforts to increase our product portfolio, which will require further expansion of our organizational structure, the share increase contemplated by the Plan Amendment is critical to our ongoing effort to build stockholder value. We currently anticipate that we will exhaust all the shares available for issuance under our Equity Incentive Plan in twelve to eighteen months if the Plan Amendment is not approved (and such shares may be exhausted sooner if we continue to increase the size of our organization, including increases in headcount).

        Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive and non-executive employees' compensation. Our Compensation Committee and Board believe we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success in an increasingly competitive market environment.

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes is necessary to attract, reward, and retain employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees based upon level, performance and contribution. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

Other Compensation Policies

        Awards made pursuant to the Equity Compensation Plan and our other plans and programs are in some cases subject to restrictions and obligations outlined in our Policy for Recoupment of Incentive Compensation as well as our stock ownership guidelines. Our Policy for Recoupment of Incentive Compensation and our executive stock ownership guidelines are discussed below in further detail under the heading "Executive Officers and Compensation—Compensation Recoupment/Clawback" and "Executive Officers and Compensation—Executive Stock Ownership Guidelines," respectively. Our non-employee director stock ownership guidelines are discussed above in further detail under the heading "Director Compensation—Director Stock Ownership Guidelines."

Burn Rate

        The following table sets forth information regarding historical awards granted and earned for the 2013 through 2015 period, and the corresponding burn rate, which is defined as the number of shares subject to certain equity-based awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years:

	2015	2014	2013
RSUs:
RSUs granted	448,029	291,626	188,025
Less: Acquisition-related RSU grants	—	(20,000)	—
Less: Acquisition-related RSU inducement grants	(37,750)	(22,600)	—

Total RSUs granted	410,279	249,026	188,025
RSU multiplier	2	2	2

Total Adjusted RSUs Granted(1)	820,558	498,052	376,050

Stock Options:
Stock options granted	1,215,675	1,391,776	1,120,050
Less: Acquisition-related stock option grants	(297,950)	(42,500)	—
Less: Acquisition-related stock option inducement grants	(106,500)	(304,600)	—

Total Stock Options Granted(2)	811,225	1,044,676	1,120,050
Total Adjusted Grants	1,631,783	1,542,728	1,496,100
Weighted average common shares outstanding during the fiscal year	31,471,219	22,415,592	21,703,284
Annual Burn Rate	5.19%	6.88%	6.89%
Three-Year Average Burn Rate		6.32%

(1)
"Total Adjusted RSUs Granted" is the product of RSUs granted less acquisition-related RSU grants and acquisition-related RSU inducement grants awarded in connection with our 2015 acquisition of CBR and our 2014 acquisition of Lumara Health and a multiplier determined by Institutional Shareholder Services based on our recent historic stock price volatility. We have utilized an RSU multiplier of 2.0 for purposes of calculating the 2013-2015 average burn rate. In addition, the RSUs granted in 2015 includes 36,600 shares earned with respect to our 2013 performance-based awards, which were earned as of December 31, 2015, and excludes our 2014 Performance Awards, which were unearned as of December 31, 2015.

(2)
"Total Stock Options Granted" represents stock options granted less acquisition-related stock option grants and acquisition-related stock option inducement grants awarded in connection with our 2015 acquisition of CBR and our 2014 acquisition of Lumara Health.

        If the Plan Amendment, including the request to increase the share reserve by an additional 780,000 shares, is approved by stockholders, we will have approximately 1,828,949 shares available for grant after the Annual Meeting, which is based on 1,048,949 shares available for grant under the Equity Incentive Plan at March 31, 2016 and the 780,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our stockholders would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for approximately two years.

Summary of the Amended Plan

        The following is a summary of certain significant features of the Amended Plan. This summary is subject to the specific provisions contained in the full text of the Plan Amendment set forth in Appendix A to this Proxy Statement, the full text of the first amendment to the Equity Incentive Plan included as Appendix B to our proxy statement for our 2015 annual meeting of stockholders, which was filed on April 16, 2015, and the full text of the Equity Incentive Plan included as Appendix A to our proxy statement for our 2013 annual meeting of stockholders, which was filed on April 19, 2013.

        Plan Administration.    The Amended Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant stock options and/or restricted stock units to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the Amended Plan will be those full- or part-time officers, employees, non-employee directors and other key persons (including consultants) of AMAG and our subsidiaries or affiliates as selected from time to time by the Compensation Committee in its discretion. As of the Record Date, approximately 551 individuals were eligible to participate in the Amended Plan, which included five executive officers, 539 employees who are not officers, and seven non-employee directors.

        Plan Limits.    The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5,000,000. In addition, no more than 6,995,325 shares may be issued in the form of incentive stock options.

        Effect of Awards.    For purposes of determining the number of shares of common stock available for issuance under the Amended Plan, the grant of any "full value" award, such as a restricted stock award, restricted stock unit or performance share will be counted as 1.7 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

        Stock Options.    The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of AMAG and our subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors, consultants and key persons. The exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity. In no event may options be transferred for value.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to AMAG by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights, subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right shall be determined by the Compensation Committee, but may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance criteria, as summarized above, and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine.

These conditions and restrictions may include the achievement of certain performance criteria, as summarized above, and/or continued employment with AMAG through a specified vesting period.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance criteria, as summarized above, and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance criteria, as summarized above.

        Minimum Vesting Requirements.    Except in the case of death, disability, retirement or a Sale Event, and with certain exceptions applicable to awards granted prior to May 19, 2016 or awards with respect to no more than 5% of shares reserved for issuance under the Amended Plan, the minimum restriction or vesting period with respect to any "full value" award (i.e. an award other than an option or a stock appreciation right) granted to participants on or after May 19, 2016, shall be no less than one year, and no restriction may lapse nor vesting event occur before the first anniversary of the grant date of the award except for acceleration in accordance with any employment or award agreement.

        Change of Control Provisions.    The Amended Plan provides that upon the effectiveness of a Sale Event, except as otherwise provided by the Compensation Committee in the award agreement, the parties to the Sale Event may agree that awards shall be assumed or continued by the successor entity. In the event awards are not assumed or continued by the successor entity, upon the effective time of the Sale Event, the plan and all awards will terminate. In the event of such termination, except as otherwise may be provided in the award agreement, all options and stock appreciation rights with time-based vesting shall become fully exercisable as of the effective time of the Sale Event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all awards with conditions and restrictions relating to the attainment of performance goals shall be deemed to vest and become nonforfeitable as of the Sale Event assuming the higher of (a) achievement of all relevant performance goals at the "target" level (prorated based upon the length of time within the performance period that elapsed prior to the Sale Event) or (b) actual achievement as of the date of such Sale Event. In addition, in the event of such termination, (a) we shall have the option, in our sole discretion, to make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights or (b) each grantee will be permitted, within a specified period of time prior to the Sale Event, to exercise all outstanding options and stock appreciation rights, to the extent then exercisable.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Compensation Committee may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended Plan qualifies as performance- based compensation under Section 162(m) of the Code.

        Effective Date of Plan Amendment.    The Board approved the Plan Amendment on April 7, 2016, and the Plan Amendment becomes effective on the date it is approved by stockholders. No awards, including incentive stock options, may be granted under the Amended Plan after May 23, 2023. If the Plan Amendment is not approved by stockholders, the Equity Incentive Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

NEW PLAN BENEFITS

        Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2015 under the Equity Incentive Plan: (a) each named executive officer;

(b) all current executive officers, as a group; (c) all current directors who are not executive officers, as a group; and (d) all employees who are not executive officers, as a group.

	Options		RSUs
Name and Position	Average Exercise Price($)(1)	Number	Dollar Value ($)(2)	Number
William K. Heiden, Chief Executive Officer	49.46	60,000	1,483,800	30,000
Frank E. Thomas, President and Chief Operating Officer	49.46	25,000	618,250	12,500
Scott A. Holmes, Former Senior Vice President, Finance and Investor Relations, Chief Accounting Officer and Treasurer	49.46	10,000	247,300	5,000
Julie Krop, M.D, Chief Medical Officer and Senior Vice President, Clinical and Regulatory Affairs	—	—	—	—
Joseph D. Vittiglio, Senior Vice President, General Counsel & Secretary	—	—	—	—
Geoffrey Crouse, Former President and Chief Executive Officer of our Cord Blood Registry business	—	—	—	—
Kenneth Wilson, Former Senior Vice President of Sales and Marketing, and President of our Lumara Health Division	—	—	—	—
All current executive officers, as a group	49.46	85,000	2,102,050	42,500
All current non-employee directors, as a group	66.18	25,025	612,430	9,254
All employees who are not executive officers, as a group	54.31	653,275	8,396,074	170,900

(1)
The average exercise price was calculated using a weighted average basis.

(2)
The amount shown in this column was calculated by multiplying the number of RSUs by the fair market value on the date of grant.

TAX ASPECTS UNDER THE CODE

        The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (b) AMAG will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    AMAG generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to AMAG, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, our deduction for certain awards under the Amended Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended Plan is structured to allow certain awards to qualify as performance-based compensation.

EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information at December 31, 2015 regarding shares of common stock that may be issued under the Company's equity compensation plans (consisting of the Equity Incentive Plan, the 2000 Plan, the Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan (the "2013 Lumara Health Equity Incentive Plan") and the 2015 Employee Stock Purchase Plan

(the "2015 ESPP")) and pursuant to awards granted outside of such plans to new hires as inducement grants made in reliance on NASDAQ Listing Rule 5635(c)(4) ("Inducement Awards").

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	2,423,532		$34.78	2,431,795
Equity compensation plans not approved by security holders(3)	1,135,000		$35.37	39,984

Total	3,558,532	(4)		2,471,779

(1)
Since RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(2)
Includes 2,409,492 shares to be issued pursuant to outstanding awards under the Equity Incentive Plan and 14,040 shares issuable upon exercise of outstanding awards issued pursuant to our 2000 Plan. As of December 31, 2015, there were 2,231,795 shares available for issuance under the Equity Incentive Plan and 200,000 shares available for issuance under the 2015 ESPP. No additional awards will be granted under the 2000 Plan.

(3)
Includes 986,650 shares to be issued pursuant to Inducement Awards and 148,350 shares to be issued pursuant to awards under the 2013 Lumara Health Equity Incentive Plan, which was assumed in connection with our acquisition of Lumara Health. The weighted-average exercise price of the outstanding options under the 2013 Lumara Health Equity Incentive Plan as of December 31, 2015 was $46.81. As of December 31, 2015 there were 39,984 shares available for future grants under the 2013 Lumara Health Equity Incentive Plan, which may be awarded to certain of our employees, officers, directors, consultants, and advisors of AMAG and our subsidiaries who are newly-hired or who previously performed services for Lumara Health.

(4)
Includes 2,904,177 shares of common stock issuable upon the exercise of outstanding options and 654,355 shares of common stock issuable upon the vesting of RSUs. The weighted average exercise price for the outstanding options was $34.97 and the weighted average remaining contractual term is 7.8 years.

        Please see Note L to our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016 for additional information regarding our Equity Incentive Plan, 2000 Plan, the 2013 Lumara Health Equity Incentive Plan and the Inducement Awards.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting is required to approve the Plan Amendment.

OUR BOARD UNANIMOUSLY RECOMMENDS, AND DEEMS ADVISABLE, THAT
STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or AMAG. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

        As described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our "pay-for-performance" philosophy. We encourage our stockholders to read the "Compensation Discussion and Analysis" section as well as the "Summary Compensation Table for the 2015, 2014 and 2013 Fiscal Years" table below and other related compensation tables and narrative disclosures, which describe our executive compensation philosophy, programs, and practices and the 2015 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our stockholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Required Vote

        Advisory approval of this proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting. The say-on-pay vote is advisory, and therefore not binding on our Board, the Compensation Committee or AMAG. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

 EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by our named executive officers for the year ended December 31, 2015.

EXECUTIVE OFFICERS

        Please refer to "Proposal 1: Election of Directors" for Mr. Heiden's biography.

        Frank E. Thomas, age 46, joined us in August 2011 as our Executive Vice President, Chief Financial Officer and Treasurer and served as Executive Vice President and Chief Operating Officer throughout 2014 and up until his promotion to President in April 2015. Mr. Thomas continues to serve as Chief Operating Officer. From November 2011 to May 2012, he also served as our Interim President and Chief Executive Officer. Prior to joining us, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc. ("Molecular Biometrics"), a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc. ("Critical Therapeutics"), a public biopharmaceutical company, from April 2004 to March 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a biopharmaceutical company. From 2007 to 2015, Mr. Thomas was a member of the Board of Directors of the Massachusetts Biotechnology Council and has served as a member of the Board of Directors of Zafgen, Inc., a public biopharmaceutical company, since June 2014. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor.

        Nicholas Grund, age 46, joined us as Chief Commercial Officer in January 2016. He brings more than 20 years of commercial leadership experience in the biopharmaceutical industry, including several global senior-level executive roles in sales and marketing. Prior to joining us, Mr. Grund served from January 2007 to December 2015, in various positions of increasing responsibility at Genzyme Corporation, a Sanofi Company ("Genzyme"), most recently as Head of Specialty Care. Prior to Genzyme, Mr. Grund progressed through a number of senior finance roles in the Critical Care Business Unit of Bayer Diagnostics from August 1995 to January 2002. Mr. Grund holds a bachelor's of science degree in business administration from the University of Massachusetts and an M.B.A from Northeastern University.

        Julie Krop, M.D., age 50, joined us as Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs in June 2015. Prior to joining us, Dr. Krop served from February 2012 to May 2015 in roles of increasing responsibility at Vertex Pharmaceuticals, Inc., a public biotechnology company, where she most recently served as Vice President, Clinical Development. Prior to Vertex, Dr. Krop held various positions at Stryker Corporation, a public medical technology company, from October 2006 to December 2011. Prior to her work at Stryker Corporation, Dr. Krop served as Vice President, Clinical Research at Peptimmune Inc., a biotechnology company, from June 2003 to October 2006, Director of Clinical Research at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company (which was subsequently acquired by Takeda Pharmaceutical Company Limited), from February 2001 to June 2003 and Associate Director at Pfizer, Inc., a public biopharmaceutical company, from July 1999 to February 2001. Dr. Krop holds a bachelor's degree from Brown University and her medical degree from the Warren Alpert Medical School of Brown University. She completed her residency in the Department of Medicine at Georgetown University Hospital and a fellowship in the Department of Endocrinology at the Johns Hopkins University School of Medicine. In addition, Dr. Krop was a Robert Wood Johnson Foundation Clinical Scholar.

        Edward Myles, age 44, joined us as Senior Vice President of Finance, Chief Financial Officer and Treasurer in April 2016. He brings more than 20 years of public and private corporate finance and operational executive experience in the biotechnology, pharmaceutical, and medical device industries. Prior to joining us, Mr. Myles served in various positions at Ocata Therapeutics, Inc. ("Ocata"), a public biotechnology company, from June 2013 to April 2016, most recently as Chief Financial Officer and Chief Operating Officer. During his tenure at Ocata he led the turnaround of the company which ultimately resulted in its acquisition by Astellas Pharma Inc. in February 2016. Prior to Ocata, Mr. Myles served as Chief Financial Officer and Vice President of Operations at PrimeraDx, Inc., a molecular diagnostics company, from November 2008 to June 2013. He also served as Senior Vice President of Finance and Chief Financial Officer at Pressure Biosciences, Inc. from April 2006 to November 2008 and Controller at EMD Pharmaceuticals, Inc. (a wholly-owned subsidiary of Merck KGaA) from May 2003 to April 2006. Earlier in his career, Mr. Myles was an Associate in the healthcare investment banking group at SG Cowen Securities Corporation and served as Corporate Controller for Boston Biomedica, Inc., a public diagnostic and life science tools company. Mr. Myles began his career at PriceWaterhouseCoopers LLP where he served a variety of clients in the life sciences and technology industries. Mr. Myles holds a bachelor's of science degree in business administration from University of Hartford and an M.B.A. from the John M. Olin School of Business, Washington University.

        Joseph D. Vittiglio, age 44, joined us in August 2015 as our Senior Vice President of Legal Affairs, General Counsel and Secretary. Prior to joining us, Mr. Vittiglio served from March 2015 to August 2015 as Vice President of Legal Affairs and a member of the Management Committee at Flexion Therapeutics, Inc. a public pharmaceutical company. Prior to that, Mr. Vittiglio was the General Counsel and Secretary of AVEO Pharmaceuticals, Inc., a public biopharmaceutical company, from October 2007 to March 2015. From April 2005 to September 2007, he served as Director of Corporate Legal Affairs at Oscient Pharmaceuticals Corporation ("Oscient"), a former public pharmaceutical company. Prior to Oscient, Mr. Vittiglio was a senior corporate associate from August 1998 to September 2005 at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC and an Associate Attorney from September 1996 to July 1998 at Gaffin & Krattenmaker, P.C. Mr. Vittiglio holds a bachelor's degree in International Relations from Tufts University and a Juris Doctor from Northeastern University School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Overview

        Our Compensation Committee believes that our executive compensation program is appropriately designed and balanced in that it both encourages our executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

  2015 Advisory Vote on Executive Compensation

        At our 2015 annual meeting of stockholders, we held our fourth advisory vote on executive compensation. Approximately 99% of the votes cast on the proposal were in favor of our named executive officer compensation as disclosed in our proxy statement for the 2015 meeting, consistent with the results of our say-on-pay vote in 2014. Our Compensation Committee reviewed the final 2015 say-on-pay vote results and determined that, given the significant level of support, no material changes to our executive compensation policies and programs were necessary at that time.

  Important Features of Our Compensation Program

        Our compensation program is administered under a rigorous process which includes the solicitation by the Compensation Committee of advice of an independent third-party consultant (which reports directly to the Compensation Committee, not to management) and long-standing, consistently applied practices with respect to the timing of equity grants, the pricing of stock options and the periodic review of peer group practices.

        Other important features of our compensation program include:

  •
  In accordance with our pay-for-performance philosophy, base salary is the only component of our executive officers' total compensation that is "fixed" and all other components of our executive officers' compensation are performance-based and variable or "at risk." The amount of each executive officer's annual bonus is based primarily, or in the case of Mr. Heiden, entirely, on pre-established company performance goals. Further, the actual economic value of the long-term incentives granted to our executive officers in the form of equity awards depends directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price is less than the exercise price of such stock options at the time of vesting. We also make a 401(k) plan contribution for our executive officers that is consistent with the contribution we make for all employees who participate in our 401(k) plan.

  •
  In order to provide long-term incentives for our executive officers to continue their employment with us, equity awards generally vest over three or four years and our Compensation Committee typically applies an annual, or a combination of annual and quarterly, vesting schedule to such awards granted to our executive officers. In certain instances the Board and Compensation Committee believe it is appropriate to grant certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders.

  •
  We review the external marketplace and make internal comparisons among the executive officers when making compensation determinations. For 2015 executive compensation, the Compensation Committee, with advice from Radford, evaluated our executive compensation based on a balanced review of public data from selected peer group companies as well as published survey data from the Radford Global Life Sciences Survey for public biopharmaceutical companies, (together, "Radford's market compensation data"), as described further under "Independent Compensation Consultants." The Compensation Committee endeavors to establish base salaries, total target cash and long-term equity incentives at approximately the 50th percentile of Radford's market compensation data.

  •
  In line with our pay-for-performance philosophy, we offer employment agreements that do not contain multi-year guarantees for salary increases, or non-performance-based guaranteed bonuses or equity compensation.

  •
  In March 2015, we adopted a clawback policy that allows us to recover incentive compensation from certain officers in the event we are required to prepare an accounting restatement due to material noncompliance with financial statement requirements.

  •
  Neither cash benefits nor acceleration of equity awards are automatically provided to our executive officers in the event of a change of control of the Company unless either the acquirer does not assume the equity awards or there is also a termination of service (or the executive officer resigns for good reason) within one year from the date a change of control of the Company occurs.

  •
  We do not provide any tax gross-up benefits for excise taxes associated with change in control compensation nor do we provide any executive fringe benefits, such as access to personal security, private airplanes, financial planning advice, tax preparation services, car allowance, club memberships or similar benefits.

  •
  We have adopted ownership guidelines to align the interests of our non-employee directors and executive officers and our stockholders. These guidelines encourage our non-employee directors and executive officers to maintain a significant ownership interest in our stock. We expect each non-employee director and executive officer to attain the applicable share ownership within five years following the later of the date he or she became subject to these guidelines or the adoption of the guidelines. Our executive stock ownership guidelines are discussed below in further detail under the heading "Executive Officers and Compensation—Executive Stock Ownership Guidelines."

Executive Compensation Philosophy

        Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included payouts above or below target under our annual incentive plan when the Company's performance was above or below expectations. For example, our named executive officers received less than their target bonus amounts for their 2015 annual cash bonus. The following is a summary of our overall executive compensation philosophy, as approved by our Compensation Committee and our Board.

  Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance. We use the following principles to guide our decisions regarding executive compensation:

        External Competitiveness.    We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

  •
  Publicly-traded;

  •
  Primary operations in the biotechnology/pharmaceuticals industries;

  •
  Commercial-stage companies with similar amount of revenues;

  •
  Comparable number of employees; and

  •
  Comparable market capitalization.

        The Compensation Committee also periodically reviews the composition of the peer group itself, in consultation with its independent advisors and senior management, to ensure that the peer group continues to accurately reflect comparable companies as our business evolves.

        Pay-for-Performance.    Total compensation should reflect a "pay-for-performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

        Alignment with Stockholders' Interests.    Total compensation levels should include a component that reflects absolute stockholder returns and the Company's overall performance through the use of equity-based awards.

        Internal Parity.    To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

        Simplicity and Flexibility.    Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

        Avoidance of Excessive Perquisites.    Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

  Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

  •
  Base Salary;

  •
  Short-term incentives in the form of annual cash bonus opportunities;

  •
  Long-term incentives in the form of equity-based awards (stock options and RSUs); and

  •
  Benefits.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of such variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are more closely aligned with those of our stockholders.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

        Base salary.    Base salary levels are generally designed to provide fixed annual cash compensation that is competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance, to the extent such comparable positions exist, to (a) allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and (b) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process in light of the executive's individual performance and the Company's performance during the year as well as the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive's performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of maintaining base salary levels near the 50th percentile as compared to our peers.

        Short-term incentives.    Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year or in the executive officer's employment agreement and is generally based on a percentage of the executive's base salary that is intended to be competitive with that offered to similarly-situated executives, to the extent such comparable positions exist. The actual amount paid for short-term incentives is generally based on a combination of company and individual performance with higher weighting to company performance as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives or to decrease the size of an executive officer's bonus based on individual performance in a given year.

        Long-term incentives.    Long-term incentives in the form of annual equity-based awards are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of a new hire and an annual equity-based award should be competitive to that offered to similarly-situated executives, to the extent such comparable positions exist, and total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee and the Board believe that the proportion of total at risk compensation should rise as an executive's level of responsibility increases because of the executive's increased ability to influence overall company performance. Equity-based awards are generally subject to three to four-year annual vesting, or in some cases quarterly vesting after the first year, to promote retention and align the executive's long-term interests with those of our stockholders. In certain instances it is appropriate to grant to certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. As a general rule, equity awards to executive officers are reviewed by the Compensation Committee once per year in connection with our annual performance review process.

        Benefits.    We seek to provide an overall benefits package that is intended to be competitive to that offered by companies similar to us to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Compensation Decisions and Processes

  General

        The Compensation Committee typically meets at least four times per year, with additional meetings planned as necessary. The Compensation Committee met six times during 2015. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in close consultation with our Chief Executive Officer, President and Chief Operating Officer, Senior Vice President of Human Resources, General Counsel, and other executives who may have input on a given agenda item. From time to time, various members of management as well as outside advisors and consultants may be invited to make presentations, to provide background information or advice, or to otherwise participate in a given meeting; however, the Compensation Committee meets regularly in executive session. Our Chief Executive Officer is often present and actively participates in discussions and deliberations regarding the compensation of our executive officers. However, our Chief Executive Officer is not present during deliberations regarding his own compensation, performance, or objectives.

  Establishing Annual Performance Goals

        At the beginning of each year, the Board agrees upon a defined list of goals against which it will evaluate the Company's performance at the end of the year for purposes of making executive compensation decisions, based upon the recommendation of the Compensation Committee. The Compensation Committee develops these goals in consultation with senior management, and endeavors to make the goals consistent with the Company's financial budget and operating plan for the year, with the expectation that the Company will achieve its baseline goals for the year and that scoring of the goals at the end of the year will likely yield a bonus payout at or about the target amount. The weight given to the various Company goals is based on the Compensation Committee's and the Board's subjective determination of the Company's relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year as to how the Company is progressing against its goals.

        In addition, our Chief Executive Officer works with each executive officer to establish his or her individual annual performance goals and objectives. Individual executive performance goals are not established or scored based on a mathematical calculation (other than our Chief Executive Officer whose bonus is determined by the Company's performance score), in contrast to the manner in which the overall Company performance goals are established and scored. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. Accordingly, each specific goal established for our executive officers is not scored on an individual basis, but rather, our Chief Executive Officer evaluates the executive's overall achievement of his or her performance goals as well as his or her contributions to the Company's corporate goals and recommends a bonus amount based on the executive's target bonus for each executive officer to the Compensation Committee. The Compensation Committee believes that our Chief Executive Officer is in the best position to evaluate the performance of the executives, other than himself, and the Compensation Committee believes that substantial deference to our Chief Executive Officer's evaluation of such executives and his related recommendations is generally appropriate.

  Annual Executive Compensation Decision-Making Processes

        The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our Chief Executive Officer. This review is typically conducted over a series of Compensation Committee meetings toward the end and just after the end of the completed fiscal year, and is intended to coincide with the Company's annual company-wide performance review process.

        As discussed in further detail under "Executive Compensation Decisions and Processes—Establishing Annual Performance Goals" above, our Chief Executive Officer and certain members of the senior management typically report to the Compensation Committee and the Board on the Company's overall performance on a regular basis throughout the year. At the end of the year, our Chief Executive Officer and certain members of the senior management team present the Compensation Committee with a proposed score based on the Company's actual performance as calculated against the performance goals and targets established by the Compensation Committee and the Board at the outset of the year. Because the Company's overall performance goals allow for some amount of subjective and qualitative assessment, there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board as to the exact and appropriate scoring of the Company's performance against the goals established by the Board at the outset of the year. At the conclusion of the foregoing discussions, the Compensation Committee exercises its discretion to determine a final Company performance score for the completed fiscal year.

        The Company's overall performance score is used to determine the size of the company-wide bonus pool. In addition, the Company's annual performance score determines the Chief Executive Officer's bonus for the year. For other executive officers, the Compensation Committee reviews each individual executive's contribution and performance against the Company's corporate goals, as well as performance against any individual goals that may have been established, to determine his or her bonus for the year as discussed under "Establishing Annual Performance Goals" above. In addition, the Company has a policy that provides that no bonus awards will be issued in excess of 200% of the executive's target bonus.

        As noted above, the Compensation Committee generally gives substantial weight to our Chief Executive Officer's views because he is in the best position to evaluate the performance of and determine the appropriate level at which each of the Company's executive officers should be compensated for past performance and to ensure that they remain incentivized and engaged. Given our pay-for-performance principles, the Compensation Committee determines each executive officer's final bonus amount by weighing the corporate score against each executive's performance during the applicable year. For our 2015 named executive officers (other than Mr. Heiden), each individual had 80% weight assigned to his or her corporate score. Notwithstanding this framework, the Compensation Committee may, in its discretion, increase or decrease an executive's bonus based on its assessment of his or her performance contribution or potential.

        With respect to our Chief Executive Officer, he generally reports to the Compensation Committee and the Board on his performance for the completed fiscal year and they provide him feedback regarding that performance. The Compensation Committee generally considers all of the foregoing and makes a determination as to the appropriate level of his base salary, bonus and equity awards. Given that our Chief Executive Officer has ultimate operational responsibility for the overall performance of the Company, the Compensation Committee and the Board believe that his individual annual performance goals and the Company's overall annual performance goals should be the same and, therefore, that his bonus is entirely based on the Company's overall performance score.

        Generally, at or around the time the Compensation Committee reviews and approves the bonus amount for the executives for the completed fiscal year, it also reviews the salary level of each executive and determines the amount of the annual equity grant to each executive for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that each executive's salary and the value of the annual equity grant to each executive are competitive with that of similarly situated executives, to the extent such comparable positions exist.

  Independent Compensation Consultants

        Under its charter, the Compensation Committee is authorized to engage such independent advisors as it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee conducts a thorough independent review of the Company's overall executive compensation practices relative to its peer group, as well as the composition of the peer group itself, as frequently as every year, or as needed. Consistent with past practice, in December 2014, the Compensation Committee retained Radford to perform an executive compensation study for fiscal year 2015 and to provide ad hoc general compensation consulting and advisory services to the Compensation Committee during 2015, including, but not limited to, executive and equity compensation and incentive design. The Compensation Committee has assessed the independence of Radford pursuant to NASDAQ and SEC rules, including evaluating whether other services will be provided by Radford to the Company, the amount of the fees anticipated to be received by Radford, and Radford's policies and procedures designed to prevent conflicts of interest. Based on this evaluation, the Compensation Committee concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

        During 2015, our management team engaged Radford as a resource to assist us in determining appropriate compensation packages for employees we hired in connection with our acquisition of CBR. In total, fees paid to Radford during 2015 for these mergers and acquisition-related services, which were not related to Radford's work with our Compensation Committee, were not material.

        In January 2015, Radford provided the Compensation Committee with a report in which Radford compared the overall compensation then provided by the Company to each of our executive officers, including annual salary, annual bonus opportunity, and annual equity grants against publicly available compensation information from seventeen peer companies, described below, identified in consultation with senior management and the Compensation Committee (the "Radford Report"). The peer group companies were selected primarily on the basis of industry and in some cases the therapeutic area of focus, market capitalization, stage of development, annual revenue and number of employees. In addition to publicly available proxy data from the selected peer group companies, Radford utilized its own proprietary market compensation data for the industry.

        With input from senior management, the Compensation Committee discussed, reviewed and approved the following criteria, which Radford then used to develop a proposed updated peer group for purposes of the Compensation Committee's 2015 evaluation of our executive compensation practices:

  •
  17 publicly-traded U.S. companies to ensure a meaningful market sample;

  •
  Similarity in business model, industry, complexity, and size;

  •
  Market capitalization (between $200 million and $2.0 billion);

  •
  Commercial stage companies with at least one approved drug product;

  •
  Similar annual revenue (between $100 million and $1.0 billion); and

  •
  Employee headcount (between 100 to 900 employees).

        Radford solicited input from senior management before making its final recommendation regarding the Company's peer group to the Compensation Committee. After review and discussion with Radford, the Compensation Committee accepted the recommendations proposed by Radford with respect to our compensation peer group. Accordingly the Compensation Committee based its 2015 executive compensation review utilizing the following peer group:

• Acorda Therapeutics, Inc.	• Insys Therapeutics, Inc.*
• Aegerion Pharmaceuticals, Inc.*	• Nektar Therapeutics
• Auxilium Pharmaceuticals, Inc.	• NPS Pharmaceuticals, Inc.
• Avanir Pharmaceuticals, Inc.	• SciClone Pharmaceuticals, Inc.
• Depomed, Inc.	• Spectrum Pharmaceuticals, Inc.
• Dyax Corp.	• Sucampo Pharmaceuticals, Inc.
• Emergent BioSolutions, Inc.*	• The Medicines Company*
• Horizon Pharma Public Limited Company*	• Vivus Inc.*
• Hyperion Therapeutics, Inc.*

*
New addition to our peer group for purposes of determining 2015 executive compensation based on the Company's evolving parameters.

        The Radford Report confirmed that our then existing executive compensation practices were generally in line with our overall executive compensation philosophy. In particular, the Radford Report confirmed that we had been adhering to our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases.

Summary of Executive Compensation

        The following table sets forth for the fiscal years ended December 31, 2015, 2014 and 2013 compensation awarded, paid to, or earned by, our Chief Executive Officer (our principal executive officer), our President and Chief Operating Officer (our principal financial officer and principal accounting officer), our Former Senior Vice President, Finance and Investor Relations, Chief Accounting Officer, and Treasurer (our former principal financial officer and principal accounting officer), our two other most highly compensated executive officers at December 31, 2015, and two former executive officers who departed from the Company during 2015 (our "named executive officers").

SUMMARY COMPENSATION TABLE FOR THE 2015, 2014 and 2013 FISCAL YEARS

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
William K. Heiden(4)	2015	583,719	—		1,483,800		1,257,954		399,600	7,950		3,733,023
Chief Executive	2014	534,610	—		698,378		838,666		579,200	7,800		2,658,654
Officer	2013	512,116	—		484,170		724,592		370,800	7,650		2,099,328
Frank E. Thomas(4)	2015	474,861	—		618,250		524,148		216,700	7,950		1,841,909
President and Chief	2014	435,831	—		487,078		302,206		321,300	7,800		1,554,215
Operating Officer	2013	423,077	—		216,265		314,858		212,500	7,650		1,174,350
Scott A. Holmes(5)	2015	191,684	—		247,300		209,659		—	7,950		656,593
Former Senior Vice	2014	277,885	—		517,778		392,662		172,600	7,800		1,368,725
President Finance and Investor Relations, Chief Accounting	2013	238,654	—		86,475		125,943		82,300	7,650		541,022
Officer, and Treasurer
Julie Krop, M.D.(6)	2015	211,923	70,000	(7)	1,513,820	(8)	875,358	(8)	69,200	6,358		2,746,659
Chief Medical Officer and Senior Vice President, Clinical and Regulatory Affairs
Joseph D. Vittiglio(9)	2015	111,154	65,000	(10)	864,000	(8)	728,586	(8)	51,000	3,785		1,823,525
Senior Vice President, General Counsel & Secretary
Geoffrey Crouse(11)	2015	225,030	—		1,172,625	(8)	994,144	(8)	155,000	500,000	(12)	3,046,799
Former President and Chief Executive Officer of Cord Blood Registry
Kenneth Wilson(13)	2015	350,312	—		247,300		251,591		114,400	332,950	(14)	1,296,553
Former Senior Vice President, Sales and Marketing, and President of Lumara Health Division

(1)
Amounts shown represent base salary amounts earned by our named executive officers in fiscal years 2015, 2014 and 2013. Salary increases generally occur once each year and are not retroactive to the beginning of that year. For this reason, the amount earned by the named executive officer in a given fiscal year may be lower than such officer's base salary rate for the majority of the year.

(2)
The amounts shown do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value of stock options or RSUs granted to our named executive officers and are calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for the forfeitures. The assumptions used to value the stock option awards and RSUs whose vesting is contingent on market or performance conditions for all periods presented above are set forth in Note L to our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016. In the case of our 2013 performance-based RSU awards, the fair value is reported in 2013 for the probable outcome, which for this purpose was determined to be the maximum level of achievement of the target stock price range. In the case of our 2014 Performance Awards, the fair value is reported in 2014 for the probable outcome, which for this purpose was determined to be the target level of achievement of the performance conditions. The fair value of the 2014 Performance Awards at the maximum level of achievement for each of Mr. Heiden and Mr. Thomas is $483,450 and for Mr. Holmes is $241,725. The Summary Compensation Table in our Proxy Statement for our 2015 Annual Meeting of Stockholders incorrectly reflected the value of the 2014 Performance Awards. The correction of the previously reported amounts resulted in a decrease to previously reported amounts for "Stock Awards" and "Total" amounts of $46,450 for each of Mr. Heiden and Mr. Thomas and $23,225 for Mr. Holmes. The reported value of the time-based RSUs awarded was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. Further information regarding our 2015 awards is included in the "Grants of Plan-Based Awards Table for the 2015 Fiscal Year" and "Outstanding Equity Awards at December 31, 2015" tables below.

(3)
Unless otherwise noted, amounts shown for 2015 represent Company 401(k) contributions for the applicable named executive officer.

(4)
Effective April 1, 2015, Mr. Thomas was promoted to President from Executive Vice President and assumed the role of President from Mr. Heiden.

(5)
Mr. Holmes resigned from the Company effective July 2015.

(6)
Dr. Krop joined us in June 2015 and therefore compensation information is not provided for 2014 or 2013. Dr. Krop's 2015 salary and bonus payments reflect a pro-rated amount for the time she was employed by the Company in 2015.

(7)
Reflects a one-time $70,000 bonus paid to Dr. Krop to recognize her significant contributions to the Company's success in 2015.

(8)
These RSUs and stock options were granted to Dr. Krop, Mr. Vittiglio and Mr. Crouse as new hire awards in connection with the commencement of their respective employment with the Company during 2015. These grants were made outside of our stockholder approved equity plans in reliance on NASDAQ Listing Rule 5635(c)(4).

(9)
Mr. Vittiglio joined us in August 2015 and therefore compensation information is not provided for 2014 or 2013. Mr. Vittiglio's 2015 salary and bonus payments reflect a pro-rated amount for the time he was employed by the Company in 2015.

(10)
Includes a one-time $50,000 bonus paid to Mr. Vittiglio to recognize his contributions to the Company's success in 2015 and a $15,000 sign-on bonus paid to Mr. Vittiglio in connection with his joining the Company in August 2015.

(11)
Mr. Crouse joined us in August 2015 as part of the Company's August 2015 acquisition of Cord Blood Registry and his employment with the Company ended in December 2015. Mr. Crouse's 2015 salary and bonus payments reflect a pro-rated amount for the time he was employed by the Company in 2015.

(12)
In accordance with the terms of an employment agreement entered into with Mr. Crouse in August 2015 and a release agreement entered into with Mr. Crouse in December 2015 (together, the "Crouse Severance Arrangements"), we will pay Mr. Crouse, as severance pay, $500,000, which is 12 months of his base salary in effect on December 18, 2015, over a 12 month period in accordance with our normal payroll practices.

(13)
Mr. Wilson joined us in November 2014 as part of the Company's November 2014 acquisition of Lumara Health and his employment with the Company ended in December 2015. Mr. Wilson was not a named executive officer in 2014, and therefore, no information is presented for that year.

(14)
In accordance with the terms of an employment agreement entered into with Mr. Wilson in November 2014 and a release agreement entered into with Mr. Wilson in December 2015 (together, the "Wilson Severance Arrangements"), we will pay Mr. Wilson, as severance pay, $325,000, which is 12 months of his base salary in effect on December 23, 2015, over a 12 month period in accordance with our normal payroll practices.

Grants of Plan-Based Awards

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2015. Grants of equity incentive plan awards to each named executive officer were made pursuant to our Equity Incentive Plan, unless otherwise noted, and grants of non-equity incentive plan awards to each named executive officer were made pursuant to the executive bonus program described below under "2015 Annual Cash Bonus."

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE 2015 FISCAL YEAR

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(2)
					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)
Name	Grant Date	Grant Type	Target ($)(1)	Maximum ($)(1)
William K. Heiden		Incentive Plan	444,000	888,000	—	—	—	—
	2/26/2015	Stock Options	—	—	—	60,000	49.46	1,257,954
	2/26/2015	RSUs	—	—	30,000	—	—	1,483,800
Frank E. Thomas		Incentive Plan	240,800	481,600	—	—	—	—
	2/26/2015	Stock Options	—	—	—	25,000	49.46	524,148
	2/26/2015	RSUs	—	—	12,500	—	—	618,250
Scott A. Holmes		Incentive Plan	123,000	246,000	—	—	—	—
	2/26/2015	Stock Options	—	—	—	10,000	49.46	209,659
	2/26/2015	RSUs	—	—	5,000	—	—	247,300
Julie Krop, M.D		Incentive Plan	76,000	152,000	—	—	—	—
	6/1/2015	Stock Options(3)	—	—	—	30,000	68.81	875,358
	6/1/2015	RSUs(3)	—	—	22,000	—	—	1,513,820
Joseph D. Vittiglio		Incentive Plan	56,700	113,400	—	—	—	—
	8/24/2015	Stock Options(3)	—	—	—	30,000	57.60	728,586
	8/24/2015	RSUs(3)	—	—	15,000	—	—	864,000
Geoffrey Crouse		Incentive Plan	250,000	500,000	—	—	—	—
	8/31/2015	Stock Options(3)	—	—	—	37,500	62.54	994,144
	8/31/2015	RSUs(3)	—	—	18,750	—	—	1,172,625
Kenneth Wilson		Incentive Plan	130,000	260,000	—	—	—	—
	2/26/2015	Stock Options(4)	—	—	—	12,000	49.46	251,591
	2/26/2015	RSUs(4)	—	—	5,000	—	—	247,300

(1)
The amounts reported in these columns represent the 2015 target and maximum cash incentive compensation award potential for each named executive officer. Based on our policy that no bonus awards will be issued in excess of 200% of the executive's target bonus, for purposes of this table, we have assumed that the maximum bonus amount payable to any named executive officer is equal to 200% of his or her target bonus amount. The Board and the Compensation Committee do not establish threshold bonus amounts. In February 2016, the Compensation Committee determined the bonus amounts for Mr. Heiden, Mr. Thomas, Dr. Krop and Mr. Vittiglio, resulting in the payouts detailed in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above. The target and maximum amounts reported for Dr. Krop and Mr. Vittiglio are prorated based on their respective 2015 start dates. Further, based on the terms of the Crouse Severance Arrangements and the Wilson Severance Arrangements, the bonus amounts for Mr. Crouse and Mr. Wilson were determined in February 2016 and paid in March 2016 and are reflected in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above.

(2)
Amounts shown represent the aggregate grant date fair value of stock options and RSUs granted to our named executive officers and are calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for forfeitures. The reported value of the RSUs awarded in 2015 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. The fair value shown in the table may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

(3)
These RSUs and stock options were granted to Dr. Krop, Mr. Vittiglio and Mr. Crouse as new hire awards in connection with the commencement of their respective employment with the Company during 2015. These grants were made outside of our stockholder approved equity plans in reliance on NASDAQ Listing Rule 5635(c)(4).

(4)
Mr. Wilson's stock option and RSU awards were granted under our 2013 Lumara Health Equity Incentive Plan.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

  2015 Base Salary

        The Radford Report noted that for 2015, in light of our November 2014 acquisition of Lumara Health and the resulting size of the company, the majority of our named executive officers fell below the 50th percentile, as compared to Radford's market compensation data. As such, based on the Radford Report, in February 2015 the Compensation Committee approved merit increases between approximately 2.5% and 10.0% in order to align the base salaries of our named executive officers at or approximately at the 50th percentile. For certain executive officers who were substantially below the 50th percentile, the Compensation Committee determined to adjust these base salaries over the course of a multi-year period. Accordingly, the base salaries, on an annualized basis, of our named executive officers (other than Dr. Krop and Messrs. Vittiglio and Crouse, who joined the Company in 2015) were increased, effective March 2015, as follows:

Name	2014 Base Salary	2015 Base Salary
William K. Heiden	$538,175	$592,000
Frank E. Thomas	$437,800	$481,600
Scott A. Holmes	$300,000	$307,500
Julie Krop, M.D.	N/A	$380,000
Joseph D. Vittiglio	N/A	$340,000
Geoffrey Crouse	N/A	$500,000
Kenneth Wilson	$325,000	$325,000

  2015 Annual Cash Bonus

  Achievement of Overall Company Performance Goals

        In accordance with the process detailed above under "Establishing Annual Performance Goals," and based on the recommendation of the Compensation Committee after consultation with senior management, in late 2014 the Board established the Company's 2015 performance goals, which also served as the 2015 performance goals of our Chief Executive Officer, Mr. Heiden. In early 2016, the Compensation Committee scored the 2015 goals and awarded the Company 90 out of 100 points based on the following conclusions:

  •
  37 out of a targeted 40 points were awarded for the Company's U.S. financial and sales performance achievements for Makena, Feraheme and MuGard. The Company recognized approximately $342.0 million of U.S. net product sales during 2015, excluding CBR revenues, which resulted in below-targeted points for this goal. In addition, the Company received above-target points for exceeding its 2015 adjusted EBITDA goal by managing operating expenses and achieving $202.7 million in adjusted EBITDA, excluding EBITDA generated as a result of CBR. Adjusted EBITDA reflects net income under U.S. Generally Accepted Accounting Principles adjusted to account for purchase accounting adjustments, depreciation and amortization, net interest expense, provision for income taxes, stock-based compensation and certain other non-cash and non-recurring adjustments. These results exclude revenues and costs associated with the acquisition of CBR, as the transaction was not contemplated at the time the goals were established.

  •
  13 out of a targeted 20 points were awarded for the Company's next generation development program goals. The Company received a below-targeted score for this goal primarily as a result of a delay in FDA approval of the single-dose, preservative-free formulation of Makena, partially offset by strong progress on the Makena auto-injector program. The Company also successfully completed the transition of all ex-U.S. regulatory responsibility for Feraheme from its former partner, Takeda Pharmaceuticals Company Limited. Finally, lower than target points were awarded due to a delay in the initiation of the Feraheme label expansion study from the original planned timeline.

  •
  25 out of a targeted 20 points were awarded for the Company's achievement of portfolio expansion goals and the successful acquisition of CBR and the related financings in August 2015. The Company also concluded an option agreement with Velo Bio LLC (the "Velo Option Agreement") regarding the potential future acquisition of a novel product for the treatment of severe preeclampsia. The Company was awarded above-targeted points for these achievements in light of the synergistic nature of the acquired CBR business and Velo product to the Company's existing maternal health business, as well as the uniquely accretive and durable nature of the revenue and operating profits from the acquired CBR business.

  •
  15 out of a targeted 20 points were awarded for the Company's manufacturing and human resources goals. The Company was awarded below-targeted points for its manufacturing goals as a result of delayed progress from the original planned timeline in establishing second source manufacturing suppliers for Makena and Feraheme. The Company was awarded on-target points for organizational development goals as it made good progress building the Company's patient centric culture and values and on the CBR integration in 2015 as well as managing the growth of the organization in light of the significant acquisitions of Lumara Health in 2014 and CBR in 2015.

  2015 Individual Performance Goals

        As discussed above, Mr. Heiden's individual annual performance goals are the same as the Company's overall performance goals. Accordingly, Mr. Heiden's 2015 performance score was 90% and the Compensation Committee therefore awarded Mr. Heiden approximately 90% of his target bonus amount.

        Mr. Thomas' individual achievements included his overall leadership of the Company's operations, including Technical Operations, Quality, Investor Relations, Business Development, Legal, Information Technology and Finance. Mr. Thomas' role in concluding the CBR transaction and the key leadership role he played in the success of the Company's multiple debt and equity offerings executed during 2015 were noted. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Mr. Thomas had met his individual objectives and was determined to have achieved his individual performance goals at 90%. After reviewing Mr. Thomas' performance in light of the Company's performance score of 90%, the Compensation Committee awarded Mr. Thomas approximately 90% of his target bonus amount.

        Dr. Krop's individual achievements included leadership of AMAG's scientific and medical due diligence on numerous potential and completed business development opportunities considered by AMAG in 2015, including the CBR acquisition and the Velo Option Agreement. In addition, she quickly performed a needs assessment and recruited new talent in our clinical, regulatory, program management and pharmacovigilence departments. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Dr. Krop had achieved 95% of her individual performance goals. After reviewing Dr. Krop's performance in light of the Company's performance score of 90%, the Compensation Committee awarded Dr. Krop approximately 91% of her target bonus amount, pro-rated for the time she was employed by the Company in 2015. In addition,

Dr. Krop received a special bonus of $70,000 to recognize her significant contributions to the Company's success in 2015.

        Mr. Vittiglio's individual achievements included immediately establishing credibility with Company leadership and the Board through his delivery of sound legal counsel in business development, commercial contracting and other legal matters. He also provided excellent support to the various committees of the Board and successfully led the completion of the Company's broad enterprise risk management review throughout the fall of 2015. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Mr. Vittiglio achieved 90% of his individual performance goals. After reviewing Mr. Vittiglio's performance in light of the Company's performance score of 90%, the Compensation Committee awarded Mr. Vittiglio approximately 90% of his target bonus amount, pro-rated for the time he was employed by the Company in 2015. In addition, Mr. Vittiglio received a sign-on bonus of $15,000 when he joined the Company in 2015 and a special bonus of $50,000 to recognize his contributions to the Company's success in 2015.

        Mr. Crouse's employment with the Company ended in December 2015. In accordance with the terms of the Crouse Severance Arrangements, Mr. Crouse was eligible to receive a one-time lump sum bonus, the amount of which was determined based upon (a) 2015 annual CBR revenue and adjusted EBITDA objectives and (b) his performance of transitional services following his departure from the Company. Based on CBR's financial achievements against the 2015 annual CBR goals compared to a specific payout grid based on that performance, Mr. Crouse was awarded 62% of his target bonus amount.

        Mr. Wilson's employment with the Company ended in December 2015. In accordance with the terms of the Wilson Severance Arrangements, Mr. Wilson was eligible to receive a one-time lump sum bonus, the amount of which was based upon (a) Mr. Wilson's performance in light of the Company's performance score of 90% and his individual performance against goals and (b) his performance of transitional services following his departure from the Company. Mr. Wilson was awarded approximately 88% of his target bonus amount.

        Mr. Holmes resigned from the Company effective July 2015 and was not eligible to receive an annual bonus.

  Actual 2015 Annual Cash Bonus

        In February 2016, the Compensation Committee approved, based in part on the recommendation of Mr. Heiden (with respect to executive officers other than Mr. Heiden), a 2015 performance bonus to each of the named executive officers as follows:

Name	2015 Target Bonus (as a % of Base Salary)	2015 Target Bonus ($)	2015 Target Bonus Percentage Awarded		2015 Actual Annual Bonus ($)
William K. Heiden	75%	444,000	90%		399,600
Frank E. Thomas	50%	240,800	90%		216,700
Scott A. Holmes(1)	40%	123,000	N/	A	N/A
Julie Krop, M.D.(2)	40%	76,000	91%		69,200
Joseph D. Vittiglio(2)	40%	56,700	90%		51,000
Geoffrey Crouse	50%	250,000	62%		155,000
Kenneth Wilson	40%	130,000	88%		114,400

(1)
Mr. Holmes resigned from the Company effective July 2015 and was therefore not eligible to receive a 2015 bonus.

(2)
Bonus targets and payments to Dr. Krop and Mr. Vittiglio reflect pro-rated amounts for the time they were employed by the Company in 2015.

  2015 Annual Equity Awards

        The Company's philosophy is to award a portion of the total annual equity grant to executives in the form of stock options and the remainder in the form of RSUs as part of the executives' annual award, with the value of the annual equity awards at or above the 50th percentile relative to similarly situated executives in our peer group. Accordingly, based upon recommendations contained in the Radford Report, in February 2015 the Compensation Committee awarded our executive officers with a stock option grant and a time-based RSU grant, which when combined, and valuing the RSUs at a ratio of one-to-two as compared to stock options, provided the executive officers an award at approximately the 50th percentile as compared to Radford's market compensation data.

        Accordingly, in February 2015, based on the recommendations from both Radford and Mr. Heiden (with respect to the executive officers other than Mr. Heiden), the Compensation Committee authorized the equity awards detailed below to our named executive officers. Dr. Krop and Messrs. Vittiglio and Crouse did not receive annual equity awards, as they received new hire awards when they began employment with the Company, as discussed below.

  •
  Stock options to purchase the following number of shares of our common stock pursuant to our Equity Incentive Plan, or in the case of Mr. Wilson our 2013 Lumara Health Equity Incentive Plan, at an exercise price of $49.46, which was the fair market value of a share of our common stock on the date of grant. These options have a ten-year term and vest over four years after the grant date as follows: (a) 25% on the first anniversary of the grant date and (b) equal quarterly installments over the next three years thereafter.

Name	Number of Shares
William K. Heiden	60,000
Frank E. Thomas	25,000
Scott A. Holmes	10,000
Kenneth Wilson	12,000
  •
  An RSU grant covering the following number of shares of our common stock pursuant to our Equity Incentive Plan, or in the case of Mr. Wilson our 2013 Lumara Health Equity Incentive Plan. These RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date.

Name	Number of Shares
William K. Heiden	30,000
Frank E. Thomas	12,500
Scott A. Holmes	5,000
Kenneth Wilson	5,000

        Upon their respective start dates, based upon the advice and recommendation of Radford, Dr. Krop and Messrs. Vittiglio and Crouse received the following equity awards:

Name	Stock Options (#)	Exercise Price ($)	RSUs (#)
Julie Krop, M.D.	30,000	68.81	22,000
Joseph D. Vittiglio	30,000	57.60	15,000
Geoffrey Crouse	37,500	62.54	18,750

        The awards detailed above were granted outside of the Company's stockholder-approved equity plans. The stock option awards vest in four annual equal installments beginning on the first anniversary of the date of grant, and have a ten-year term. The RSUs vest in three annual equal installments beginning on the first anniversary of the date of grant. In addition, in line with our compensation philosophy, these new hire equity awards were, by design, more heavily weighted with stock options versus RSUs. In the case of Dr. Krop, her stock option awards totaled 57.7% of her total equity award and her RSUs totaled 42.3% of her total equity award. In the case of Mr. Vittiglio and Mr. Crouse, their stock option awards totaled 66.7% of their total equity awards and their RSUs totaled 33.3% of their total equity awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

        The following table sets forth certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2015:

		Option Awards(1)							Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William K. Heiden	5/14/2012	135,000	(3)(4)	75,000	(3)(4)	12.99	5/14/2022		—		—		—		—
	5/14/2012	—		—		—	—		25,000	(3)(4)	754,750	(3)(4)	—		—
	2/28/2013	59,331		26,969		16.55	2/28/2023		—		—		—		—
	2/28/2013	—		—		—	—		7,200	(4)	217,368	(4)	—		—
	2/27/2014	41,037		52,763		21.13	2/27/2024		—		—		—		—
	2/27/2014	—		—		—	—		11,700	(4)	353,223	(4)	—		—
	8/19/2014	—		—		—	—		10,000	(5)	301,900	(5)	—		—
	8/19/2014	—		—		—	—		—		—		30,000	(6)	905,700	(6)
	2/26/2015	—		60,000		49.46	2/26/2025		—		—		—		—
	2/26/2015	—		—		—	—		30,000		905,700		—		—
Frank E. Thomas	8/1/2011	45,000	(4)	—		14.91	8/1/2021		—		—		—		—
	2/28/2013	25,781		11,719		16.55	2/28/2023		—		—		—		—
	2/28/2013	—		—		—	—		3,150	(4)	95,099	(4)	—		—
	2/27/2014	14,787		19,013		21.13	2/27/2024		—		—		—		—
	2/27/2014	—		—		—	—		4,200	(4)	126,798	(4)	—		—
	8/19/2014	—		—		—	—		10,000	(5)	301,900	(5)	—		—
	8/19/2014	—		—		—	—		—		—		30,000	(6)	905,700	(6)
	2/26/2015	—		25,000		49.46	2/26/2025		—		—		—		—
	2/26/2015	—		—		—	—		12,500		377,375		—		—
Scott A. Holmes(7)	—	—		—		—	—		—		—		—		—
Julie Krop, M.D.	6/1/2015	—		30,000	(3)(4)	68.81	6/1/2025		—		—		—		—
	6/1/2015	—		—		—	—		22,000	(3)	664,180	(3)	—		—
Joseph D. Vittiglio	8/24/2015	—		30,000	(3)(4)	57.60	8/24/2025		—		—		—		—
	8/242015	—		—		—	—		15,000	(3)	452,850	(3)	—		—
Geoffrey Crouse	8/31/2015	9,375	(3)(8)	—		62.54	3/18/2016	(8)	—		—		—		—
Kenneth Wilson	12/2/2014	15,000	(9)	—		39.00	3/23/2016	(9)	—		—		—		—
	2/26/2015	5,250	(9)	—		49.46	3/23/2016	(9)	—		—		—		—

(1)
Unless otherwise specified: (a) all option and RSU awards were granted under our Equity Incentive Plan; (b) all option awards have a ten-year term; (c) all option awards vest over four years from the grant date, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the next three years thereafter; and (d) all RSU awards vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date. In addition, the exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant.

(2)
Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting or settlement. The market value is calculated by multiplying $30.19, the closing price of a share of our common stock on the last trading day of 2015 (December 31, 2015) as reported on NASDAQ, by the number of unvested shares or units.

(3)
Represents a new hire grant awarded outside of our stockholder approved equity plans in reliance on NASDAQ Listing Rule 5635(c)(4).

(4)
This award vests in equal annual installments over a four-year period beginning on the first anniversary of the grant date.

(5)
This award vests in two equal installments on each of January 4, 2016 and January 2, 2017.

(6)
This award vests upon the achievement of certain strategic initiatives related to the timing and value of the Company's portfolio expansion activities and AMAG's share price, in each case measured as of both January 4, 2016 and January 2, 2017. In January 2016, the Compensation Committee determined that based on the achievement of the strategic initiatives at the maximum level of performance and then adjusted by the achievement of the share price at the target level of performance as of January 4, 2016, the performance metrics approximated achievement at 61.5% of the maximum level. Included in the table above is the number of shares the executive officer could earn under this grant if the maximum level of achievement is attained as of January 2, 2017.

(7)
Mr. Holmes departed from the Company during 2015 and had no outstanding equity awards as of December 31, 2015.

(8)
In accordance with the terms of the Crouse Severance Arrangements, all stock options and RSUs that would otherwise have vested if Mr. Crouse had been employed for an additional 12 months following his date of termination became exercisable on the effective date of the Crouse Severance Arrangements. Mr. Crouse's options remained exercisable through March 18, 2016.

(9)
Mr. Wilson's option and RSU awards were granted under the 2013 Lumara Health Equity Incentive Plan. In accordance with the terms of the Wilson Severance Arrangements, all stock options and RSUs that would otherwise have vested if Mr. Wilson had been employed for an additional 12 months following his date of termination became exercisable on the effective date of the Wilson Severance Arrangements. Mr. Wilson's options remained exercisable through March 23, 2016.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

        The following table sets forth certain information regarding option exercises and stock vested during the year ended December 31, 2015 with respect to each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William K. Heiden(3)	80,000	4,666,860	50,800	2,561,283
Frank E. Thomas(4)	15,000	779,100	26,275	1,177,591
Scott A. Holmes(5)	48,062	2,176,453	5,150	333,730
Julie Krop, M.D	—	—	—	—
Joseph D. Vittiglio	—	—	—	—
Geoffrey Crouse(6)	—	—	6,249	185,533
Kenneth Wilson(7)	—	—	11,666	340,347

(1)
Value is calculated by determining the difference between the market price of the underlying stock on the exercise date and the exercise price of the options.

(2)
Unless otherwise specified, value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date. For Mr. Heiden and Mr. Thomas, the amount includes the actual number of shares that were earned under the 2013 performance-based RSU awards. In January 2016, the Compensation Committee determined that the performance metrics for this award were satisfied at the target level of achievement based on the average closing price for the 90-calendar-day period ending on the last day of the performance period (December 31, 2015) as compared to pre-determined target stock prices.

(3)
Pursuant to certain RSU award arrangements and due to the timing of company blackout periods, the delivery of certain shares to Mr. Heiden was deferred for a period of time past the vesting date. Therefore, the realized value of 7,500 RSUs was determined as of March 3, 2015, the realized value of 25,000 RSUs was determined as of June 2, 2015 and the realized value of 18,300 was determined as of

  February 26, 2016 using the stock prices on the respective dates the shares underlying such RSUs were delivered.

(4)
Pursuant to certain RSU award arrangements and due to the timing of company blackout periods, the delivery of certain shares to Mr. Thomas was deferred for a period of time past the vesting date. Therefore, the realized value of 12,975 RSUs was determined as of March 3, 2015, the realized value of 5,000 RSUs was determined as of August 20, 2015 and the realized value of 8,300 was determined as of February 26, 2016 using the stock prices on the respective dates the shares underlying such RSUs were delivered.

(5)
Pursuant to certain RSU award arrangements and due to the timing of company blackout periods, the delivery of certain shares to Mr. Holmes was deferred for a period of time past the vesting date. Therefore, the realized value of 1,400 RSUs was determined as of March 3, 2015 and the realized value of 3,750 RSUs was determined as of July 24, 2015 using the stock prices on the respective dates the shares underlying such RSUs were delivered.

(6)
Mr. Crouse's employment with the Company ended in December 2015 at which time all unvested equity awards were forfeited. Pursuant to the terms of the Crouse Severance Arrangements, Mr. Crouse's time-based stock options and RSUs, which would have vested if Mr. Crouse had remained employed for twelve months following the date of his termination with the Company, became exercisable as of the execution of the release agreement entered into with Mr. Crouse in December 2015. The realized value of Mr. Crouse's RSUs was determined as of December 26, 2015 using the stock price on the date the shares underlying such RSUs were delivered.

(7)
Mr. Wilson's employment with the Company ended in December 2015 at which time all unvested equity awards were forfeited. Pursuant to the terms of the Wilson Severance Arrangements, Mr. Wilson's time-based stock options and RSUs, which would have vested if Mr. Wilson had remained employed for twelve months following the date of his termination with the Company, became exercisable as of the execution of the release agreement entered into with Mr. Wilson in December 2015. The realized value of 6,666 RSUs was determined as of December 31, 2015 using the stock price on the date the shares underlying such RSUs were delivered.

CHANGE OF CONTROL AND SEVERANCE COMPENSATION

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of Control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control of the Company and in the event their employment is terminated within one year following such a change of control. We believe that providing severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Chief Executive Officer

        We have entered into an employment agreement with Mr. Heiden, which provides that in the event that we terminate the employment of Mr. Heiden, other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to Mr. Heiden in an amount equal to 24 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. In addition, all time-based stock options and other time-based equity awards which would have vested if Mr. Heiden had been employed for an additional 24 months following the date of termination will vest. These provisions are not applicable during the one-year period following a change of control.

        Further, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to Mr. Heiden prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of Mr. Heiden other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor are obligated to provide Mr. Heiden with the following benefits post-termination pursuant to his employment agreement:

  •
  24 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  A lump sum equal to two times Mr. Heiden's target annual bonus amount for the year in which the change of control occurs;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (a) 12 months following termination and (b) health and dental coverage being provided to Mr. Heiden under another employer's health and dental plans; and

  •
  The full acceleration of vesting of any time-based unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, Mr. Heiden's employment agreement contains a provision which provides that any payments otherwise due to Mr. Heiden in connection with a change of control shall be reduced to the extent necessary so that no excise taxes would be due on any such payment.

        Mr. Heiden's employment agreement also provides that, in the event of the death or permanent disability of Mr. Heiden, all unvested equity awards then held by him shall become immediately vested in full. In addition, in the event of his death, Mr. Heiden's estate shall be eligible to receive a pro rata portion of his performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of Mr. Heiden's death.

        Pursuant to the terms of his 2014 Performance Award, if Mr. Heiden's employment terminates within 12 months of a change of control other than for death, disability or cause, or Mr. Heiden resigns for good reason (a) prior to January 4, 2016, Mr. Heiden's 2014 Performance Award will vest at target, or (b) on or following January 4, 2016 but prior to January 2, 2017, Mr. Heiden's 2014 Performance Award will vest at the greater of (i) 100% of target or (ii) the level of payout based on the satisfaction of performance goals as of January 4, 2016. In January 2016, the Compensation Committee determined that as of January 4, 2016, the first vesting date, based on the achievement of the strategic initiatives at the maximum level of performance and then adjusted by the achievement of the share price at the target level of performance, Mr. Heiden earned 61.5% of the maximum level. In addition, if the maximum level of achievement related to the Company's share price is attained as of January 4, 2017, Mr. Heiden would be entitled to receive an additional 11,540 shares.

        Mr. Heiden is also subject to the terms of a Non-Disclosure, Non-Competition, Non-Solicitation, and Invention Assignment Agreement with us, and the terms of this agreement survive the termination of Mr. Heiden's employment for a period of one year.

Other Named Executive Officers

        We have entered into employment agreements with all of our other named executive officers. These employment agreements provide that, in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive in an amount equal to 12 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. In addition, all time-based stock options and other time-based equity awards which would have vested if the executive had been employed for an additional 12 months following the date of termination will vest. These provisions are not applicable during the one-year period following a change of control. In addition, certain RSUs granted to the named executive officers contain terms that provide for acceleration of a portion of the outstanding RSUs in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason.

        Further, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to the executive officer prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer, other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor, are obligated to provide the executive with the following benefits post-termination pursuant to their respective employment agreements:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  A lump sum equal to one times the executive's target annual bonus amount for the year in which the change of control occurs;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (a) 24 months following termination and (b) health and dental coverage being provided to the executive under another employer's health and dental plan; and

  •
  The full acceleration of vesting of any time-based unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, these employment agreements contain a provision which allows any payments otherwise due to the executive in connection with a change of control to be modified to the extent necessary to provide the best economic outcome on such payments, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

        These employment agreements also provide that, in the event of the death or permanent disability of the executive, all unvested equity awards then held by him shall become immediately vested in full.

In addition, in the event of the executive's death, such named executive officer's estate shall be eligible to receive a pro rata portion of such officer's performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of such officer's death.

        Pursuant to the terms of his 2014 Performance Award, if Mr. Thomas' employment terminates within 12 months of a change of control other than for death, disability or cause, or Mr. Thomas resigns for good reason (a) prior to January 4, 2016, Mr. Thomas' 2014 Performance Award will vest at target, or (b) on or following January 4, 2016 but prior to January 2, 2017, Mr. Thomas' 2014 Performance Award will vest at the greater of (i) 100% of target or (ii) the level of payout based on the satisfaction of performance goals as of January 4, 2016. In January 2016, the Compensation Committee determined that as of January 4, 2016, the first vesting date, based on the achievement of the strategic initiatives at the maximum level of performance and then adjusted by the achievement of the share price at the target level of performance, Mr. Thomas earned 61.5% of the maximum level. In addition, if the maximum level of achievement related to the Company's share price is attained as of January 4, 2017, Mr. Thomas would be entitled to receive an additional 11,540 shares.

        Our named executive officers are also subject to the terms of a Non-Disclosure, Non-Competition, Non-Solicitation, and Invention Assignment Agreement with us, and the terms of these agreements survive the termination of the named executive officer's employment for a period of one year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below sets forth the estimated amount of payments and other benefits each named executive officer would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2015. The information is provided relative to the named executive officer's termination or change of control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $30.19, the closing price of a share of our common stock as reported on NASDAQ on December 31, 2015. Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control.

Name	Salary and Other Cash Payments ($)(1)	Vesting of Stock Options ($)(2)	Vesting of RSUs ($)(3)	Health and Dental Benefits ($)	Total ($)
William K. Heiden
Termination without cause or resignation for good reason other than in the context of a change of control	1,184,000	2,082,771	2,113,240	—	5,380,011
Termination without cause or resignation for good reason within 12 months following a change of control	2,072,000	2,135,890	2,834,841	18,342	7,061,073
Termination upon death	399,600	2,135,890	2,834,841	—	5,370,331
Termination upon disability	—	2,135,890	2,834,841	—	4,970,731
Frank E. Thomas
Termination without cause or resignation for good reason other than in the context of a change of control	481,600	204,432	366,537	—	1,052,569
Termination without cause or resignation for good reason within 12 months following a change of control	722,400	332,105	1,203,072	36,685	2,294,262
Termination upon death	216,700	332,105	1,203,072	—	1,751,877

Name	Salary and Other Cash Payments ($)(1)	Vesting of Stock Options ($)(2)	Vesting of RSUs ($)(3)	Health and Dental Benefits ($)	Total ($)
Termination upon disability	—	332,105	1,203,072	—	1,535,177
Scott A. Holmes	—	—	—	—	—
Julie Krop, M.D.
Termination without cause or resignation for good reason other than in the context of a change of control	380,000	—	221,353	—	601,353
Termination without cause or resignation for good reason within 12 months following a change of control	532,000	—	664,180	—	1,196,180
Termination upon death	69,200	—	664,180	—	733,380
Termination upon disability	—	—	664,180	—	664,180
Joseph D. Vittiglio
Termination without cause or resignation for good reason other than in the context of a change of control	340,000	—	150,920	—	490,920
Termination without cause or resignation for good reason within 12 months following a change of control	476,000	—	452,850	36,685	965,535
Termination upon death	51,000	—	452,850	—	503,850
Termination upon disability	—	—	452,850	—	452,850
Geoffrey Crouse	—	—	—	—	—
Kenneth Wilson	—	—	—	—	—

(1)
Amount represents the contractual amounts payable under the executive's employment agreement.

(2)
The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming a $30.19 fair market value of a share of our common stock based on the reported closing price on NASDAQ on December 31, 2015. Any option with an exercise price of greater than $30.19 was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(3)
The amount shown in this column was calculated by multiplying the executive's number of unvested shares at December 31, 2015 scheduled to vest upon the specified event by $30.19, the fair market value of a single share of our common stock on December 31, 2015. Pursuant to the terms of the awards, the 2014 Performance Awards, which were awarded to Mr. Heiden and Mr. Thomas, are included at 100% of target.

COMPENSATION RECOUPMENT/CLAWBACK

        In March 2015, our Compensation Committee adopted a Policy for Recoupment of Incentive Compensation so that if the Company is required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement, then a committee of independent directors may require certain officers, including our named executive officers, to repay or forfeit any "excess compensation." "Excess compensation" refers to the portion of incentive compensation received by a covered officer on or after the date the policy was adopted during the three-year period preceding the publication of the restated financial statements that the independent director committee determines was in excess of the amount that such officer would have received had such incentive compensation been determined based on the financial results reported in the restated financial statements. The policy also provides that the independent director committee may take into account any factors it deems reasonable in determining (1) whether to seek recoupment of previously paid excess compensation and (2) if so, how much excess compensation to recoup from the covered officer. Recouped amounts need not be the same amount or proportion for every covered officer and may reflect whether the committee concluded that a covered officer engaged in wrongdoing or committed grossly negligent acts or omissions. We expect to amend this policy, if necessary, to conform with the final Dodd-Frank Act rules once issued and applicable to AMAG.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

        The Board believes that it is important that our executives be incentivized to focus on long-term stockholder value to ensure that the executives' interests are aligned with those of our stockholders. Accordingly, in May 2015, the Board adopted stock ownership guidelines to further align the interests of our executives with the interests of our stockholders and to promote our commitment to sound corporate governance.

        Our stock ownership guidelines require all employees with a title of Senior Vice President or higher (each a "Covered Officer"), other than the Chief Executive Officer, to hold shares of our common stock with a value equal to one times the amount of his or her then-current annual base salary. Our Chief Executive Officer is required to hold shares of our common stock with a value equal to three times the amount of his or her then-current annual base salary. These ownership guidelines are calculated annually on the date of the annual meeting of stockholders based on the applicable annual base salary in effect on such calculation date. The value of a share will be measured on the date of our annual meeting of stockholders each year based on the average closing price over the 30 calendar days preceding the date of calculation. Such calculated ownership levels will be reported to the Governance and Risk Committee.

        Covered Officers are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a Covered Officer. In the event that a Covered Officer does not meet the foregoing stock ownership guidelines, such Covered Officer is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price.

        Shares that count toward satisfaction of the guidelines include shares owned outright by the Covered Officer or his or her immediate family members residing in the same household and shares held in trust for the benefit of the Covered Officer or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

        Our stock ownership guidelines may be waived, at the discretion of the Board or the Governance and Risk Committee if compliance would create undue hardship or prevent a Covered Officer from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

401(K) PLAN

        We provide a 401(k) Plan to our employees under which they may defer compensation for income tax purposes under Section 401(k) of the Code. Under our current 401(k) Plan, the Company provides a fully vested contribution equal to 3% of each employee's (including each named executive officer's) base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees, including the Company's 3% contribution, are subject to the aggregate annual limits prescribed by the Code.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        Section 162(m) of the Code prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

COMPENSATION COMMITTEE REPORT2

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015. This report is provided by the following independent directors who comprise the Compensation Committee:

Lesley Russell, Chair Barbara Deptula John Fallon Gino Santini

2
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the year ending December 31, 2016, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent registered public accounting firm since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and 2014:

Fee Category	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees(1)	$2,898,153	$1,411,273
Audit-Related Fees(2)	854,930	83,977
All Other Fees(3)	1,800	1,800

Total	$3,754,883	$1,497,050

(1)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, review of and consents for our registration statements and filings, comfort letters and related services that are normally provided in connection with regulatory filings or engagements and advice and consultation services related to our response to a comment letter from the SEC.

(2)
Audit-related fees consisted of fees for services related to accounting consultations, including $832,930 in services performed by PricewaterhouseCoopers in connection with audits and quarterly reviews of CBR for periods prior to the closing of the Company's August 2015 acquisition of CBR, as required to comply with SEC regulations. In addition, audit-related fees consisted of fees for advice for business development-related services. All audit-related fees were approved by the Audit Committee.

(3)
All other fees represents payment for access to the PricewaterhouseCoopers LLP on-line accounting research database and training. These fees were approved by the Audit Committee.

        In connection with the audit of our 2015 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP would perform our audit services.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2016 are permissible under applicable laws and regulations, and are expected to be pre-approved by the Audit Committee. The Audit Committee also expects to approve certain non-audit services to be performed by PricewaterhouseCoopers LLP in 2016.

PRE-APPROVAL POLICIES AND PROCEDURES

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2016. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Stockholder proposals may be included in our proxy statement for an annual meeting of stockholders so long as they are provided to us on a timely basis and are otherwise submitted in accordance with SEC regulations under Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary and must be received by us no later than December 16, 2016. Proposals must comply with the procedures and satisfy the conditions set forth in Rule 14a-8 under the Exchange Act.

        If you wish to nominate a candidate for director or submit a proposal that is not intended to be included in our proxy materials for next year's annual meeting of stockholders, you must submit such proposal or nomination in writing to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 19, 2017 and no later than February 18, 2017 and must satisfy the requirements set forth in our by-laws. If the date of our 2017 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2016 Annual Meeting, any stockholder nomination or other proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (1) the 90th day prior to such advanced or delayed annual meeting date and (2) the 10th day following the first public announcement of the meeting date.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

        We have not received any stockholder nominations or any other proposals from our stockholders with respect to our 2016 Annual Meeting.

EXPENSES AND SOLICITATION

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone, e-mail and in-person conversations. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        In order to reduce printing and postage costs, Broadridge, which handles the mailing of our Annual Report and proxy materials to all of our stockholders, participates in the practice of "householding" proxy statements and annual reports, which is the delivery of a single set of such annual meeting materials to two or more stockholders sharing the same address. This means that unless contrary instructions are received from one or more of such stockholders, only one copy of our Notice and Proxy Statement and our Annual Report is sent to multiple beneficial stockholders who share the same address. Each stockholder will continue to receive a separate proxy card.

        Once you have received notice from your Nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, you should contact our Investor Relations Department at (617) 498-3300 or AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. We will undertake to deliver promptly upon written or oral request a separate copy of the Notice and Proxy Statement and Annual Report, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You may also contact Broadridge or your bank, broker or other custodian to request individual copies of any of these materials for each stockholder at such shared address. Stockholders who currently receive multiple copies of our Notice and Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

        We do not provide for householding for stockholders of record.

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete and deliver a proxy by one of the methods provided in the enclosed proxy card. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        Copies of the Proxy Statement, AMAG's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any other proxy materials are available without charge on our website at www.amagpharma.com under "Investors" or upon written request to our principal executive offices at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, attention: Investor Relations.

Appendix A

SECOND AMENDMENT
TO THE
AMAG PHARMACEUTICALS, INC.
THIRD AMENDED AND RESTATED
2007 EQUITY INCENTIVE PLAN

        WHEREAS, AMAG Pharmaceuticals, Inc. (the "Company") maintains the AMAG Pharmaceuticals Third Amended and Restated 2007 Equity Incentive Plan, as amended (the "Plan"), which was previously adopted by the Board of Directors and the stockholders of the Company in 2013 and amended in 2015;

        WHEREAS, the Board of Directors of the Company believes that the number of shares of common stock of the Company ("Common Stock") remaining available for issuance under the Plan has become insufficient for the Company's anticipated future needs;

        WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

        WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to (i) clarify that minimum vesting restrictions that govern certain awards apply to all participants, (ii) increase the aggregate number of shares of Common Stock available for issuance under the Plan from 6,215,325 shares to 6,995,325 shares, and (iii) provide for acceleration of Awards upon a Sale Event (as defined in the Plan) to the extent awards are not assumed, substituted or continued.

        NOW, THEREFORE:

        1.    Amendment of Plan to Revise Minimum Vesting.    Section 2 of the Plan is hereby amended by deleting subsection (g) thereof in its entirety and replacing it with the following:

  "(g) Full Value Award Minimum Vesting Requirements.    Notwithstanding any other provision in the Plan to the contrary, the minimum restriction or vesting period with respect to any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) granted on or after May 19, 2016 to any participant under the Plan shall be no less than one year and no lapse of restriction nor vesting event shall occur prior to the first anniversary of the grant date of any such Award (the "Minimum Vesting Requirements"); provided that, (i) the vesting of any such Award may accelerate in accordance with an Award Certificate or employment agreement or may be accelerated by the Administrator if one or more of the Vesting Acceleration Requirements is met and (ii) notwithstanding the foregoing, such full value Awards that result in the issuance of up to 5% of the shares of Stock reserved for issuance under the Plan pursuant to Section 3(a) may be granted in the aggregate to any one or more eligible participants in the Plan or may be accelerated (other than Awards for which the vesting is accelerated in accordance with an Award Certificate or employment agreement) without respect to such Minimum Vesting Requirements or Vesting Acceleration Requirements."

        2.    Amendment of Plan to Increase Shares.    Section 3(a) of the Plan is hereby amended by:

  (i)
  deleting the number 6,215,325 in the first sentence thereof and replacing it with the number 6,995,325; and

  (ii)
  deleting the number 6,215,325 in the fifth sentence thereof and replacing it with the number 6,995,325.

A-1

        3.    Amendment of Mergers and Other Transactions.    Section 3(d) of the Plan is hereby amended by deleting the second sentence thereto and replacing it with the following:

  "To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals shall be deemed to vest and become nonforfeitable as of the Sale Event assuming the higher of (i) achievement of all relevant performance goals at the "target" level (prorated based upon the length of time within the performance period that has elapsed prior the Sale Event) or (ii) actual achievement as of the date of such Sale Event."

        4.    Effective Date of Amendment.    This Amendment to the Plan shall become effective upon the date that it is adopted by the Board of Directors of the Company; provided, however, that this Amendment shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No stock option granted under the Plan prior to such stockholder approval may be exercised to the extent that the number of shares of Common Stock then available for issuance under the Plan, without giving effect to this Amendment, shall be less than the number of shares of Common Stock proposed to be purchased pursuant to such exercise.

        5.    Other Provisions.    Except as set forth above, all other provisions of the Plan shall remain unchanged.

        IN WITNESS WHEREOF, this Amendment to the Plan has been adopted by the Board of Directors of the Company this 7th day of April, 2016 and approved by the Company's stockholders on May     , 2016.

A-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AMAG PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 1100 WINTER STREET WALTHAM, MA 02451 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E07980-P75769 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMAG PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following nominees and proposals: 1. Election of Directors To elect the eight nominees nominated by our Board of Directors named herein to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; Nominees: For Against Abstain For Against Abstain 2. To approve the Second Amendment to the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 780,000 shares; To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement; To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. William K. Heiden 1b. Barbara Deptula ! ! ! ! ! ! 3. 1c. John A. Fallon, M.D. 1d. Robert J. Perez 4. 1e. Lesley Russell, MB.Ch.B, MRCP 5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. 1f. Gino Santini 1g. Davey S. Scoon 1h. James R. Sulat For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2016: The Notice and Proxy Statement, this Proxy Card, AMAG’s Annual Report on Form 10-K and any other proxy materials are available at www.proxyvote.com. E07981-P75769 AMAG PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 19, 2016 9:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints William K. Heiden, Frank E. Thomas and Joseph D. Vittiglio, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMAG PHARMACEUTICALS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on May 19, 2016, at the offices of AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: